SUPPLEMENT dated April 21, 2014

(To Prospectus Supplement dated January 28, 2013

to Prospectus dated September 13, 2012)

Sequoia MORTGAGE Trust 2013-2

Mortgage Pass-Through Certificates, Series 2013-2

RWT Holdings, Inc., Sponsor

Redwood Residential Acquisition Corporation, Seller

Sequoia Residential Funding, Inc., Depositor

Sequoia Mortgage Trust 2013-2, Issuing Entity

The prospectus supplement is hereby revised as follows:

1. The following paragraph supplements the information on the cover page of the prospectus supplement:

“RBS Securities, Inc. (the “underwriter” with respect to the initial public offering hereby of the Class A-IO1 Certificates) previously purchased from the Depositor the Class A-IO1 Certificates with an initial class notional amount of $619,163,000.00 on January 30, 2013. Proceeds to the Depositor from such sale to the underwriter were $10,661,986.86 before deducting expenses. The underwriter now intends to offer the Class A-IO1 Certificates from time to time for sale to the public in negotiated transactions or otherwise at varying prices determined at the time of sale. Compensation to the underwriter will equal the excess, if any, of the purchase price received by the underwriter over the underwriter’s purchase price specified above, taking into account payments received by the underwriter since the date of its initial purchase. The class notional amount of the Class A-IO1 Certificates as of the date of this supplement is $542,802,418.94; if investors purchase the Class A-IO1 Certificates prior to the scheduled distribution date occurring on April 25, 2014, they will not be entitled to payments made on such distribution date and will receive their first payment on the distribution date occurring on May 27, 2014.”

(continued on following pages)

This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and the prospectus described above, which should be read in their entirety by anyone considering an investment in the certificates.

Consider carefully the risk factors beginning on page S-14 of the prospectus supplement.

The investments referred to above are not insured or guaranteed by any governmental agency. Offers of these securities are made by prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if the prospectus supplement listed above, the accompanying prospectus or this supplement are accurate or complete. Any representation to the contrary is a criminal offense.

Underwriter

2. The information in “SUMMARY OF TERMS – Master Servicer and Securities Administrator” is replaced in its entirety with the followings:

“Wells Fargo Bank, N.A. will act as master servicer for the mortgage loans pursuant to the pooling and servicing agreement.

Citibank, N.A., a national banking association and wholly owned subsidiary of Citigroup Inc., a Delaware corporation, will act as securities administrator for the certificates pursuant to the pooling and servicing agreement.

As securities administrator, Citibank, N.A. will perform certain administrative duties with respect to the certificates, on behalf of the trustee, including acting as authentication agent, calculation agent, paying agent, certificate registrar and the party responsible for preparing distribution statements and tax information for certificateholders and preparing tax filings for the issuing entity.”

3. The third paragraph of the Risk Factor entitled “Recent Trends in the Residential Mortgage Market May Adversely Affect the Performance and Market Value of Your Certificates” is replaced with the following:

“Current market conditions may impair borrowers’ ability to refinance or sell their residential properties, which may also contribute to higher delinquency and default rates. In response to increased delinquencies and losses with respect to mortgage loans, many mortgage loan originators recently have implemented more restrictive underwriting criteria for mortgage loans, which will likely result in reduced availability of refinancing alternatives for borrowers. The recent effectiveness of a final rule relating to “qualified mortgages” may further limit the availability of refinancing alternatives, as described more fully under “Financial Regulatory Reforms and Additional Proposed Regulations Could Have a Significant Impact on the Depositor, the Servicers or Any Successor Servicer or on the Value of the Certificates” below. These risks would be exacerbated to the extent that prevailing mortgage interest rates increase from current levels. Home price depreciation experienced to date, and any further price depreciation, may also leave borrowers with insufficient equity in their homes to enable them to refinance. Borrowers who intend to sell their homes on or before the maturity of their mortgage loans may find that they cannot sell their property for an amount equal to or greater than the unpaid principal balance of their mortgage loans. While some mortgage loan originators and servicers have created or otherwise are participating in modification programs in order to assist borrowers with refinancing or otherwise meeting their payment obligations, not all borrowers will qualify for or will take advantage of these opportunities.”

4. The fourth and fifth paragraphs of the Risk Factor entitled “Financial Regulatory Reforms and Additional Proposed Regulations Could Have a Significant Impact on the Depositor, the Servicers or Any Successor Servicer or on the Value of the Certificates” are replaced with the following:

“The Dodd-Frank Act also prohibits lenders from originating residential mortgage loans unless the lender determines that the borrower has a reasonable ability to repay the loan. Under the Dodd-Frank Act, a lender and its assignees will not have liability under this prohibition with respect to any “qualified mortgage.” The CFPB has issued a final rule, which became effective on January 10, 2014, specifying the characteristics of a qualified mortgage for this purpose. Interest-only loans, hybrid mortgage loans and balloon loans, as well as loans with a debt-to-income ratio exceeding 43%, in general do not constitute qualified mortgages. The final rule may result in a reduction in the availability of these types of loans in the future and may adversely affect the ability of mortgagors to refinance mortgage loans included in the mortgage pool. The final rule is not applicable to the mortgage loans included in the mortgage pool and no assurances are given as to the effect of the new rule on the value of your certificates.

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On August 28, 2013, the SEC issued a release soliciting public comment on re-proposed rules that were first proposed in March 2011. If adopted, the re-proposed rules would require, among other things, that the sponsor or an affiliate of the sponsor retain at least 5% of the credit risk of a non-exempt securitization, and in general prohibit, for a period of at least five (5) years after the close of the securitization, the transfer or hedging, and restrict the pledge, of the retained credit risk. In April 2010, the SEC proposed rules, some of which were re-proposed in July 2011, that, if adopted, would further revise substantially Regulation AB and other rules regarding the offering process, disclosure and reporting for publicly-issued asset-backed securities. Among other things, the proposed changes would require (i) enhanced disclosure of loan level information at the time of securitization and on an ongoing basis, (ii) that the transaction agreements provide for review of the underlying assets by an independent credit risk manager if certain trigger events occur and (iii) periodic assessments of an asset-backed security issuer’s continued ability to conduct shelf offerings. We cannot predict what effect the proposed rules will have, if adopted, on the marketability of asset-backed securities such as the certificates. In addition, if the proposed rules are adopted, your certificates, which may not be subject to all of the requirements included in the proposed rules, may be less marketable than those that are offered in compliance with the proposed rules.”

5. The seventh paragraph of the Risk Factor entitled “Financial Regulatory Reforms and Additional Proposed Regulations Could Have a Significant Impact on the Depositor, the Servicers or Any Successor Servicer or on the Value of the Certificates” is replaced with the following:

“Prospective investors should be aware of the requirements of Articles 404 to 410 of the Capital Requirements Regulation (Regulation (EU) No. 575/2013 of 26 June, 2013) (the “CRR”). Articles 404 to 410 of the CRR have replaced, with effect from January 1, 2014, Article 122a of the Capital Requirements Directive (Directive 2006/48/EC (as amended by Directive 2009/111/EC) (the “CRD”). Credit institutions subject to Article 122a of the CRD were only able to be exposed to the credit risk of a securitization position if certain risk retention and ongoing due diligence requirements were complied with. Articles 404 to 410 of the CRR replaced and to some extent amended Article 122a of the CRD, including by extending its risk retention and due diligence requirements to “investment firms”, in addition to “credit institutions”, assuming exposure to a “securitisation position” (each as defined in the CRR). Furthermore, the current guidelines on Article 122a of the CRD will be replaced by new and potentially different regulatory technical standards in relation to which, the European Banking Authority published on December 17, 2013 the final draft regulatory technical standards (“RTS”) specifying, inter alia, securitization retention rules and related requirements, due diligence requirements, and final draft implementing technical standards (“ITS”) aimed at facilitating the convergence of supervisory practices related to the implementation of additional risk weighting in the case of non-compliance with the retention rules consultation paper. These RTS and ITS have been developed in accordance with article 410(2) and 410(3) respectively of the CRR. On December 17, 2013, the final standards were submitted by the European Banking Authority to the European Commission for their possible adoption as EU Regulations that would be directly applicable throughout the European Union. It is not clear, as at the date of this supplement, when the RTS and the ITS will be finalized and adopted by the European Commission and how any changes to the current regime will affect transactions entered into previously. No assurance can be given that the implementation throughout the European Union of the CRR and related legislation (including through the applicable regulatory technical standards) will not affect the requirements relating to investments in a securitisation position applying to relevant investors.

It should also be noted that similar, but not identical, requirements to those set out in Articles 404 to 410 of the CRR have been finalized for alternative investment fund managers which are required to become authorized under the European Union’s Alternative Investment Fund Managers Directive (Directive 2011/61/EU) (“AIFMD”). AIFMD has been implemented in the Member States of the European Union pursuant to Section 5 of Regulation (EU) No 231/2013 (the “AIFM Regulation”); Articles 50 to 56 of the AIFM Regulation contain the risk retention and diligence requirements applicable to alternative investment fund managers assuming exposure to securitisation positions on behalf of one or more alternative investment funds they manage. Similar requirements are expected to be implemented for other types of EU regulated investors or investment managers (for example, insurance and reinsurance undertakings) in the future.

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Articles 404 to 410 of the CRR, Articles 50 to 56 of the AIFM Regulation, and any other changes to the regulation or regulatory treatment of the offered certificates for some or all investors or investment managers subject to regulation in the European Union may negatively impact the regulatory position of individual investors and, in addition, have a negative impact on the price and liquidity of the offered certificates in the secondary market. Although the sponsor or one or more affiliates will purchase the Class B-4 and Class B-5 Certificates at the closing, the sponsor is under no obligation to satisfy the minimum 5% net economic interest with respect to the offered certificates in one of the forms prescribed by Articles 404 to 410 of the CRR or Articles 50 to 56 of the AIFM Regulation, there is no obligation on the part of the sponsor to maintain any level of risk retention in a manner that would comply with Articles 404 to 410 of the CRR or Articles 50 to 56 of the AIFM Regulation, and none of the sponsor or affiliates of the sponsor make any representation or assurance to retain any such level of risk retention after the closing date. Investors who are subject to Articles 404 to 410 of the CRR or Articles 50 to 56 of the AIFM Regulation should consider carefully investing in the offered certificates as a failure to comply with one or more of the requirements set out in Articles 404 to 410 of the CRR or Articles 50 to 56 of the AIFM Regulation will result in the imposition of a penal capital charge in respect of the offered certificates acquired by the relevant investor.

Prospective investors should assess and determine independently their compliance with Articles 404 to 410 of the CRR and Articles 50 to 56 of the AIFM Regulation (and any corresponding implementing rules of their regulator) should they invest in the offered certificates.”

6. The final paragraph of the Risk Factor entitled “Financial Regulatory Reforms and Additional Proposed Regulations Could Have a Significant Impact on the Depositor, the Servicers or Any Successor Servicer or on the Value of the Certificates” is replaced with the following:

“On February 9, 2012, the Department of Justice, the Department of Housing and Urban Development, and attorneys general representing 49 states and the District of Columbia reached a settlement agreement with five large mortgage servicers in connection with servicing and foreclosure issues. Consent judgments implementing the agreement were filed in the U.S. District Court in Washington, D.C. in March, 2012. The settlement agreement provides for financial relief for homeowners, including mortgage loan principal reduction, refinancing and increased benefits and protections for servicemembers and veterans, and requires a comprehensive reform of mortgage servicing practices for the five servicers. While none of the servicers servicing mortgage loans included in the mortgage pool are subject to the settlement agreement, it is possible that future actions against additional servicers will result in similar agreements with similar terms, or regulations or rules enacted by the CFPB or other governmental entities could require the servicers to implement these types of reforms with respect to the mortgage loans. For example, the CFPB has released final rules relating to mortgage servicing, which became effective in January 2014, that prohibit a servicer from commencing a foreclosure until a mortgage loan is more than 120 days delinquent. The final rules also require servicers to provide certain notices and follow specific procedures relating to loss mitigation and foreclosure alternatives. In addition, the State of California recently enacted the Homeowner’s Bill of Rights, which requires similar changes in delinquent loan servicing and foreclosure procedures and creates a private right of action permitting borrowers to bring legal actions against lenders who violate the law. Any changes to a servicer’s servicing procedures could cause delays in payments to or increase losses to the certificateholders.”

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7. The first paragraph of the Risk Factor entitled “Governmental Actions May Affect Servicing of Mortgage Loans and May Limit the Servicers’ Ability to Foreclose” is replaced with the following:

“The federal government, state and local governments, consumer advocacy groups and others continue to urge servicers to be aggressive in modifying mortgage loans to avoid foreclosure, and federal, state and local governmental authorities have enacted and continue to propose numerous laws, regulations and rules relating to mortgage loans generally, and foreclosure actions particularly. For example, the CFPB has released final rules relating to mortgage servicing, which became effective in January 2014, that prohibit a servicer from commencing a foreclosure until a mortgage loan is more than 120 days delinquent. The final rules also require servicers to provide certain notices and follow specific procedures relating to loss mitigation and foreclosure alternatives.”

8. The second paragraph of the Risk Factor entitled “The Return on Your Certificates Could Be Reduced by Shortfalls due to the Servicemembers Civil Relief Act” is replaced with the following:

“The Relief Act also limits the ability of the servicers to foreclose on a mortgage loan during the borrower’s period of active duty and, in some cases, during an additional one year period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans. Those delays and increased losses will be borne primarily by the class of certificates with a certificate principal amount greater than zero with the lowest payment priority.”

9. The first two paragraphs of the Risk Factor entitled “Proposals to Acquire Mortgage Loans by Eminent Domain May Adversely Affect Your Certificates” are replaced with the following:

“Numerous cities and local governments throughout the United States have been considering programs to assist homeowners in their jurisdictions who are obligated on residential mortgage loans with outstanding balances in excess of the market value of the related mortgaged properties. The proposed programs include authorization to acquire any such mortgage loans by voluntary purchase or eminent domain and to modify those mortgage loans to allow homeowners to continue to own and occupy their homes, irrespective of whether the mortgage loans are actually in default or foreclosure.

In April 2013, the City of Richmond, California (the “City of Richmond”), approved such a program and in July 2013, the City of Richmond commenced the program by sending letters to trustees and servicers of mortgage loans included in securitization trusts. The letters state that the City of Richmond had the mortgage loans appraised to determine their fair market value, and include offers to purchase specific mortgage loans at specific purchase prices based on such appraisals. The letters state further that if the owners of the mortgage loans elect not to sell the mortgage loans to the City of Richmond for the specified prices, the City of Richmond may proceed with the acquisition of the mortgage loans through exercising its power of eminent domain. In an eminent domain proceeding, if the seller and purchaser do not agree on a purchase price, the purchase price would be determined through additional legal proceedings. Two recent lawsuits were filed by three mortgage-bond trustees against the City of Richmond’s eminent domain program, both of which have been dismissed without prejudice as not being ripe for determination. Among other things, the lawsuits alleged that the City of Richmond’s proposed use of eminent domain is unconstitutional as a violation of the law on interstate commerce and as a violation of the criterion that mortgage loans being seized are for valid public purpose. The lawsuits sought a preliminary injunction against the City of Richmond and Mortgage Resolution Partners, an investment firm the city has partnered with on the eminent domain plan. Although proponents of the eminent domain plan have not been able to obtain the vote of a supermajority of the Richmond City Council that is necessary to implement the plan, the mayor and other supporters are continuing to pursue it, including alternatives such as establishing a joint powers authority to implement the plan, which does not require a supermajority vote but does require the participation of one or more other governmental entities.

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Although none of the mortgage loans included in the mortgage pool are located in the City of Richmond, there is no certainty as to whether any other governmental entity will take steps to acquire any mortgage loans under such a program in the future, whether any other mortgage loans sought to be purchased will be mortgage loans held in securitization trusts and what purchase price would be paid for any such mortgage loans. Any such actions could have a material adverse effect on the market value of residential mortgage-backed certificates such as the certificates. There is also no certainty as to whether any such action without the consent of investors would face legal challenge, and, if so, the outcome of any such challenge.”

10. The Risk Factor entitled “Risks Related to the Potential Elimination or Reduction of the Mortgage-Interest Tax Deduction” is replaced in its entirety with the following:

“Risks Related to the Potential Elimination or Reduction of the Mortgage-Interest Tax Deduction

Various tax reform proposals continue to circulate in Congress, some of which would change the manner in which home interest deductions are treated. It is unclear whether any of the pending tax reform proposals will be enacted, either piecemeal as revenue raisers or as part of a more comprehensive package of tax reforms. Elimination or further restrictions on the mortgage-interest tax deduction could negatively affect the U.S. housing market, the market value of residential mortgage loans and the certificates.”

11. The Risk Factor entitled “Risks Associated With Mortgage Loan Origination or Ownership” is replaced by the following:

“Risks Associated With Mortgage Loan Origination or Ownership; No “Qualified Mortgage” Representation

The Truth in Lending Act provides that subsequent purchasers of mortgage loans originated in violation of certain requirements specified in the Truth in Lending Act may have liability for such violations. As described more fully above under “— Financial Regulatory Reforms and Additional Proposed Regulations Could Have a Significant Impact on the Depositor, the Servicers or Any Successor Servicer or on the Value of the Certificates,” the CFPB has issued regulations, which became effective in January 2014, specifying the standards for a “qualified mortgage” that would have the benefit of a safe harbor from such liability if certain requirements are satisfied, or a rebuttable presumption from such liability if only certain of these requirements are satisfied. Although the regulations do not apply to the mortgage loans included in the mortgage pool, many of such mortgage loans may not satisfy the requirements for a “qualified mortgage” under either set of requirements. Possible liabilities that could be required to be paid by an assignee of a mortgage loan include actual damages suffered by the borrower, litigation costs, statutory damages and special statutory damages. Various state and local legislatures may adopt similar or more onerous provisions in the future. We are unable to predict how these laws and regulations relating to assignee liability may affect the value of your certificates. In addition, the qualified mortgage rule may adversely affect the market generally for mortgage-backed securities, if investors are not willing to invest in pools of mortgage loans that do not satisfy the qualified mortgage requirements, thereby reducing the liquidity of your certificates. No representation as to whether any mortgage loans included in the mortgage pool satisfy the qualified mortgage requirements will be given.”

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12. The first paragraph of the Risk Factor entitled “Market Exit of Originators and Servicers; Financial Condition of Originators, Servicers and the Seller” is replaced with the following:

“The financial difficulties of originators and servicers of residential mortgage loans may be exacerbated by higher delinquencies and defaults that reduce the value of mortgage loan portfolios, requiring originators to sell their portfolios at greater discounts to par. In addition, the costs of servicing an increasingly delinquent mortgage loan portfolio may be rising without a corresponding increase in servicing compensation. The value of many residual interests retained by sellers of mortgage loans in the securitization market has also been declining in these market conditions. Currently, overall origination volumes are down significantly. Many originators and servicers of residential mortgage loans also have been the subject of governmental investigations and litigations, many of which have the potential to impact the financial condition of those financial institutions. In addition, any regulatory oversight, proposed legislation and/or governmental intervention designed to protect consumers may have an adverse impact on originators and servicers. The CFPB has released final rules relating to mortgage servicing, which became effective in January 2014, and such rules may increase the costs associated with servicing mortgage loans. On January 7, 2013, federal regulators reached an $8.5 billion settlement agreement with ten U.S. banks regarding alleged foreclosure abuses. While none of the servicers servicing mortgage loans included in the mortgage pool are currently subject to the settlement agreement, it is possible that similar settlement agreements will be reached with similar terms. These factors, among others, may have the overall effect of increasing costs and expenses of originators and servicers while at the same time decreasing servicing cash flow and loan origination revenues, and in turn may lead to originators or servicers leaving the industry.”

13. The Risk Factor entitled “Actions to Enforce Breaches of Representations and Warranties Relating to Mortgage Loan Characteristics May Take a Significant Amount of Time or Cause Delays or Reductions in the Amount of Payments Made to Certificateholders” is amended by adding the phrase “and May Become Barred by Statute of Limitations” to the title thereof and the following paragraph at the end of such Risk Factor:

“In December 2013, the New York Supreme Court, Appellate Division, First Department, ruled that the six-year statute of limitations applicable to contract causes of action barred an action for breach of representations and warranties contained in a mortgage loan purchase agreement and incorporated by reference in a pooling and servicing agreement governed by New York law. The court held that the claims for breach of representations and warranties accrued on the date of the breach, which in this case was the closing date of the transaction. The court found that the case was time barred because the action had not commenced within six years after the date of the breach. Most of the mortgage loans have been acquired pursuant to purchase agreements with the originators that are governed by New York law, and the purchase agreement with the seller is also governed by New York law. Accordingly, unless there is a legislative change or the above holding is overturned by the New York courts, the proceedings described in the preceding paragraph may become barred if not commenced within six years after the date of a breach.”

14. The first paragraph of the text under the caption “STATIC POOL INFORMATION” is replaced with the following:

“Static pool information with respect to mortgage loans included in prior securitizations of the sponsor that are similar to the mortgage loans of the issuing entity for the period from March 2011 to January 2014 is attached as Annex C to this supplement. Static pool information with respect to mortgage loans originated by First Republic Bank that are similar to the mortgage loans of the issuing entity for the vintage origination years of 2008 through 2014 is attached as Annex D to this supplement.”

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15. The following paragraph is added under the caption “ADDITIONAL INFORMATION”:

“The Form 10-D distribution reports relating to the distributions made to the certificateholders since the initial closing have been filed with the SEC and are available at the locations and website as noted above. Investors are encouraged to review such reports. A copy of the March 2014 monthly statement to certificateholders is attached hereto as Exhibit A.”

16. The text under the caption “SPONSOR MATERIAL LEGAL PROCEEDINGS” is replaced with the following:

“At the date of this supplement, other than litigation in the ordinary course of business, such as litigation involving foreclosures or other exercise of its rights as a creditor, and other than as described below, there were no material pending legal proceedings to which any of the sponsor, the seller, the depositor or the issuing entity was a party or of which any of their property was subject, and, other than as described below, the depositor is not aware of any material pending legal proceedings known to be contemplated by governmental authorities against the sponsor, the seller, the depositor or the issuing entity.

On or about December 23, 2009, the Federal Home Loan Bank of Seattle (the “FHLB-Seattle”) filed a complaint in the Superior Court for the State of Washington (case number 09-2-46348-4 SEA) against the depositor, Redwood Trust, Inc., Morgan Stanley & Co., and Morgan Stanley Capital I, Inc. (collectively, the “FHLB-Seattle Defendants”) alleging that the FHLB-Seattle Defendants made false or misleading statements in offering materials for a mortgage pass-through certificate (the “Seattle Certificate”) issued in the Sequoia Mortgage Trust 2005-4 securitization transaction (the “2005-4 RMBS”) and purchased by the FHLB-Seattle. Specifically, the complaint alleges that the alleged misstatements concern the (1) loan-to-value ratio of mortgage loans and the appraisals of the properties that secured loans supporting the 2005-4 RMBS, (2) occupancy status of the properties, (3) standards used to underwrite the loans, and (4) ratings assigned to the Seattle Certificate. The FHLB-Seattle alleges claims under the Securities Act of Washington (Section 21.20.005, et seq.) and seeks to rescind the purchase of the Seattle Certificate and to collect interest on the original purchase price at the statutory interest rate of 8% per annum from the date of original purchase (net of interest received) as well as attorneys’ fees and costs. The Seattle Certificate was issued with an original principal amount of approximately $133 million, and, as of December 31, 2013, the FHLB-Seattle has received approximately $114.4 million of principal and $11.0 million of interest payments in respect of the Seattle Certificate. As of December 31, 2013, the Seattle Certificate had a remaining outstanding principal amount of approximately $19.0 million. The claims were subsequently dismissed for lack of personal jurisdiction as to the depositor and Redwood Trust. The depositor and Redwood Trust agreed to indemnify the underwriters of the 2005-4 RMBS for certain losses and expenses they might incur as a result of claims made against them relating to this RMBS, including, without limitation, certain legal expenses. The FHLB-Seattle’s claims against the underwriters of this RMBS were not dismissed and remain pending. Regardless of the outcome of this litigation, the depositor and Redwood Trust could incur a loss as a result of these indemnities.

On or about July 15, 2010, The Charles Schwab Corporation (“Schwab”) filed a complaint in the Superior Court for the State of California in San Francisco (case number CGC-10-501610) against the depositor and 26 other defendants (collectively, the “Schwab Defendants”) alleging that the Schwab Defendants made false or misleading statements in offering materials for various residential mortgage-backed securities sold or issued by the Schwab Defendants. With respect to the depositor, Schwab alleges that the depositor made false or misleading statements in offering materials for a mortgage pass-through certificate (the “Schwab Certificate”) issued in the 2005-4 RMBS and purchased by Schwab. Specifically, the complaint alleges that the misstatements for the 2005-4 RMBS concern the (1) loan-to-value ratio of mortgage loans and the appraisals of the properties that secured loans supporting the 2005-4 RMBS, (2) occupancy status of the properties, (3) standards used to underwrite the loans, and (4) ratings assigned to the Schwab Certificate. Schwab alleges a claim for negligent misrepresentation under California state law and seeks unspecified damages and attorneys’ fees and costs. The Schwab Certificate was issued with an original principal amount of approximately $14.8 million, and, as of December 31, 2013, Schwab has received approximately $12.7 million of principal and $1.3 million of interest payments in respect of the Schwab Certificate. As of December 31, 2013, the Schwab Certificate had a remaining outstanding principal amount of approximately $2.1 million. The depositor has denied Schwab’s allegations. The depositor and Redwood Trust intend to defend the action vigorously. The depositor and Redwood Trust agreed to indemnify the underwriters of the 2005-4 RMBS, which underwriters are also named defendants in this action, for certain losses and expenses they might incur as a result of claims made against them relating to this RMBS, including, without limitation, certain legal expenses. Regardless of the outcome of this litigation, the depositor and Redwood Trust could incur a loss as a result of these indemnities.

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On or about October 15, 2010, the Federal Home Loan Bank of Chicago (“FHLB-Chicago”) filed a complaint in the Circuit Court of Cook County, Illinois (case number 10-CH-45033) against the depositor and more than 45 other named defendants (collectively, the “FHLB-Chicago Defendants”) alleging that the FHLB-Chicago Defendants made false or misleading statements in offering materials for various residential mortgage-backed securities sold or issued by the FHLB-Chicago Defendants or entities controlled by them. FHLB-Chicago subsequently amended the complaint to name Redwood Trust and another one of Redwood Trust’s subsidiaries, RWT Holdings, Inc., as defendants. With respect to Redwood Trust, RWT Holdings, and the depositor, the FHLB-Chicago alleges that Redwood Trust, RWT Holdings, and the depositor made false or misleading statements in the offering materials for two mortgage pass-through certificates (the “Chicago Certificates”) issued in the Sequoia Mortgage Trust 2006-1 securitization transaction (the “2006-1 RMBS”) and purchased by the FHLB-Chicago. The complaint alleges that the alleged misstatements concern, among other things, the (1) loan-to-value ratio of mortgage loans and the appraisals of the properties that secured loans supporting the 2006-1 RMBS, (2) occupancy status of the properties, (3) standards used to underwrite the loans, (4) ratings assigned to the Chicago Certificates, and (5) due diligence performed on these mortgage loans. The FHLB-Chicago alleges claims under Illinois Securities Law (815 ILCS Sections 5/12(F)-(H)) and North Carolina Securities Law (N.C.G.S.A. §78A-8(2) & §78A-56(a)) as well as a claim for negligent misrepresentation under Illinois common law. On some of the causes of action, the FHLB-Chicago seeks to rescind the purchase of the Chicago Certificates and to collect interest on the original purchase prices at the statutory interest rate of 10% per annum from the dates of original purchase (net of interest received). On one cause of action, the FHLB-Chicago seeks unspecified damages. The FHLB-Chicago also seeks attorneys’ fees and costs. The first of the Chicago Certificates was issued with an original principal amount of approximately $105 million and, as of December 31, 2013, the FHLB Chicago has received approximately $72.3 million of principal and $24.2 million of interest payments in respect of this Chicago Certificate. As of December 31, 2013, this Chicago Certificate had a remaining outstanding principal amount of approximately $32.0 million (after taking into account approximately $1.0 million of principal losses allocated to this Chicago Certificate). The second of the Chicago Certificates was issued with an original principal amount of approximately $379 million and, as of December 31, 2013, the FHLB Chicago has received approximately $258.6 million of principal and $81.5 million of interest payments in respect of this Chicago Certificate. As of December 31, 2013, this Chicago Certificate had a remaining outstanding principal amount of approximately $113.7 million (after taking into account approximately $6.3 million of principal losses allocated to this Chicago Certificate). The depositor, Redwood Trust, and RWT Holdings have denied FHLB-Chicago’s allegations. This case is in early stages of discovery, and no trial date has been set. The depositor and Redwood Trust intend to defend the action vigorously. The depositor and Redwood Trust agreed to indemnify the underwriters of the 2006-1 RMBS, which underwriters are also named defendants in this action, for certain losses and expenses they might incur as a result of claims made against them relating to this RMBS, including, without limitation, certain legal expenses. Regardless of the outcome of this litigation, the depositor and Redwood Trust could incur a loss as a result of these indemnities.

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The business of the sponsor, the depositor, the seller and their affiliates has included, and continues to include, activities relating to the acquisition and securitization of residential mortgage loans. In addition, the business of the sponsor has, in the past, included activities relating to the acquisition and securitization of debt obligations and other assets through the issuance of collateralized debt obligations (commonly referred to as CDO transactions). Because of their involvement in the securitization and CDO businesses, the sponsor, the depositor, the seller and their affiliates could become the subject of litigation relating to these businesses, including additional litigation of the type described above, and could also become the subject of governmental investigations, enforcement actions, or lawsuits and governmental authorities could allege that these entities violated applicable law or regulation in the conduct of their business.

In fact, the sponsor and its affiliates have received, and responded to, information requests and subpoenas from two governmental authorities (one by the SEC relating to the sponsor’s CDO business and one by the National Credit Union Administration relating to a residential mortgage securitization conducted by the sponsor and the depositor). It is possible that the sponsor, the depositor, the seller or their affiliates might not be successful in defending or responding to any litigation, governmental investigation or related action and any losses incurred as a result of the resolution of any such action or investigation could have a material adverse effect on the sponsor, the depositor, the seller or their affiliates. In any case, regardless of the merits of any allegation or legal action that may be brought against the sponsor, the depositor, the seller or their affiliates, or of their success in defending against such allegations or legal actions, the costs of defending against any such allegation or legal action may be significant or material and could have a material adverse effect on the sponsor, the depositor, the seller or their affiliates.”

17. The second and third paragraphs and the table under the caption “THE SPONSOR AND THE SELLER AND SERVICING ADMINISTRATOR” are replaced with the following:

“As of April 2, 2014, RWT Holdings has sponsored the securitization of approximately $34.58 billion of residential mortgage loans ($4,077,538,500 in 2002, $6,198,200,700 in 2003, $10,199,107,364 in 2004, $1,440,123,400 in 2005, $1,035,362,200 in 2006, $2,833,909,600 in 2007, $237,838,333 in 2010, $670,664,551 in 2011, $1,972,280,986 in 2012, $5,578,298,816 in 2013 and $347,304,602 in 2014). RWT Holdings acquires, directly or indirectly through its subsidiaries, residential mortgage loans secured by first and second liens on one- to four- family residential properties under several loan purchase agreements from mortgage loan originators or sellers nationwide that meet its seller/servicer eligibility requirements. We refer you to “Loan Program—Qualifications of Sellers” in the prospectus for a general description of the characteristics used to determine eligibility of collateral sellers. Prior to acquiring the mortgage loans, RWT Holdings conducts a review of the related mortgage loan seller and of the mortgage loans. We refer you to “Risk Factors—Appraisals May Not Accurately Reflect the Value or Condition of the Mortgaged Property” and “—Pre-offering Review of the Mortgage Loans Underlying the Certificates May Not Reveal Aspects of the Mortgage Loans Which Could Lead to Losses” and “Pre-offering Review of the Mortgage Loans” in the prospectus supplement for a discussion of the pre-offering review procedures conducted by the sponsor with respect to the mortgage loans. No assurance can be made that the mortgage pool does not contain mortgage loans as to which there may be breaches of the original representations and warranties or that the mortgage loans will not default for other reasons.

During calendar years 2011 and 2012 and the first quarter of 2013, no mortgage loans securitized by the sponsor were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets contained in the related underlying transaction documents, or any related activity, for all asset-backed securities held by non-affiliates of the sponsor during such periods. During the second quarter of 2013, an affiliate of the sponsor submitted to a mortgage loan originator a repurchase demand with respect to a mortgage loan included in a securitization of the sponsor for which there was an alleged breach of a mortgage loan representation and warranty. Such demand was conditionally withdrawn during the third quarter of 2013 and no additional repurchase activity with respect to securitizations of the sponsor has occurred in the fourth quarter of 2013. In addition, in April 2013 and in October 2013, repurchase demands for securitizations of the sponsor were made in accordance with a covenant of originators to repurchase any mortgage loan that experiences an early payment default, and both of such mortgage loans were repurchased by their respective originators.

10

The sponsor filed its most recent Form ABS-15G on February 11, 2014. The sponsor’s CIK number is 0001530239.

Additional information with respect to repurchase activity with respect to the breach of a mortgage loan representation and warranty for securitizations of the sponsor for the prior three years is set forth on the following page:

11

Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (within cure period)
			#	$	(% of principal balance)	#	$	(% of principal balance)	#	$	(% of principal balance)	#	$	(% of principal balance)
Sequoia Mortgage Trust 2012-6, CIK#0001561167SEC File 333-179292-05	X	Evergreen Home Loans	4	$2,506,198	0.83%	1	$480,369.91	0.182259%	0	-		0	-	-

Demand in Dispute			Demand Withdrawn**			Demand Rejected			Outstanding Principal Balance (02/25/2014)
#	$	(% of principal balance)	#	$	(% of principal balance)	#	$	(% of principal balance)
0	-	-	1	$480,369.91	0.182259%	0	-	-	$263,563,793.58

TOTALS
Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (within cure period)
			#	$	(% of principal balance)	#	$	(% of principal balance)	#	$	(% of principal balance)	#	$	(% of principal balance)
Sequoia Mortgage Trust 2012-6, CIK#0001561167SEC File 333-179292-05	X	Evergreen Home Loans	4	$2,506,198	0.83%	1	$480,369.91	0.182259%	0	-	-	0	-	-

Demand in Dispute			Demand Withdrawn**			Demand Rejected			Outstanding Principal Balance (02/25/2014)
#	$	(% of principal balance)	#	$	(% of principal balance)	#	$	(% of principal balance)
0	-	-	1	$480,369.91	0.182259%	0	-	-	$263,563,793.58

**Conditionally withdrawn.”

12

18. The following paragraphs are inserted after the first two paragraphs under the caption “THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE CUSTODIAN AND THE SERVICERS”:

“Citibank, N.A. replaced Wells Fargo Bank, N.A., as securities administrator under the pooling and servicing agreement as of January 1, 2014. Wells Fargo Bank, N.A., remains the master servicer and custodian with respect to the mortgage loans.

Citibank, N.A.

Citibank, N.A. (“Citibank”), a national banking association and wholly owned subsidiary of Citigroup Inc., a Delaware corporation, will act as securities administrator under the pooling and servicing agreement. Citibank is wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank performs as securities administrator through the Agency and Trust line of business, which is part of the Global Transaction Services division. Citibank has primary corporate trust offices located in both New York and London. Citibank is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. As of the end of the first quarter of 2014, Citibank’s Agency and Trust group manages in excess of $5.1 trillion in fixed income and equity investments on behalf of approximately 2,500 corporations worldwide. Since 1987, Citibank Agency and Trust has provided trustee and securities administrator services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages. As of the end of the first quarter of 2014, Citibank acts as trustee, securities administrator and/or paying agent for approximately 512 various residential mortgage-backed transactions.

Under the terms of the pooling and servicing agreement, Citibank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Citibank is responsible for the preparation and filing of all REMIC tax returns on behalf of the issuing entity and the preparation of monthly reports and annual reports that are required to be prepared on behalf of the issuing entity.

At the date of this supplement, there were no material pending legal proceedings to which Citibank was a party or of which any of its property was subject, or any material pending legal proceedings known to be contemplated by governmental authorities against Citibank, in each case that is material to holders of certificates.”

19. The third and fourth sentences of the first paragraph under the caption “THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE CUSTODIAN AND THE SERVICERS—First Republic Bank” are replaced in their entirety with the following:

“As of December 31, 2013, First Republic’s mortgage loan servicing portfolio of loans serviced for others contained loans with an aggregate principal balance of approximately $6.0 billion. As of December 31, 2012, 2011, 2010 and 2009, total loans serviced for others were $4.6 billion, $3.4 billion, $3.8 billion and $4.0 billion, respectively.”

13

20. The text and table under the caption “THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE CUSTODIAN AND THE SERVICERS—First Republic Bank – Origination Experience and Loan Losses” are replaced in their entirety with the following:

“First Republic’s loan origination policies and consistent underwriting standards have resulted in low historical loan loss experience. Since First Republic’s inception in 1985, it has originated approximately $69.6 billion of single family residential loans (including HELOCs, single family owner occupied construction loans and single family loans sold in the secondary market) and has experienced approximate cumulative net loan losses of only $32.3 million, or 5 basis points, in 28 years, including losses on loans sold. A summary of First Republic’s single family residential loss experience is below.

First Republic Bank Historical Single Family Residence Net Losses

$ Thousands

	Total	Net Losses
Year	Originations	Amount	%Total

1985	$32,000	$0	0.00%
1986	$128,000	$0	0.00%
1987	$120,000	$0	0.00%
1988	$230,000	$0	0.00%
1989	$170,000	$371	0.22%
1990	$144,525	$483	0.33%
1991	$257,448	$1,282	0.50%
1992	$547,909	$562	0.10%
1993	$756,876	$26	0.00%
1994	$598,878	$0	0.00%
1995	$428,549	$0	0.00%
1996	$684,806	$0	0.00%
1997	$856,845	$0	0.00%
1998	$1,179,266	$0	0.00%
1999	$1,220,391	$0	0.00%
2000	$1,275,876	$0	0.00%
2001	$1,858,733	$0	0.00%
2002	$2,688,262	$328	0.01%
2003	$3,081,007	$942	0.03%
2004	$2,891,483	$846	0.03%
2005	$3,313,909	$2,965	0.09%
2006	$2,927,310	$6,069	0.21%
2007	$3,388,579	$13,475	0.40%
2008	$5,647,715	$4,574	0.08%
2009	$4,044,015	$352	0.01%
2010	$4,611,242	$0	0.00%
2011	$6,278,232	$0	0.00%
2012	$9,800,660	$0	0.00%
2013	$10,429,306	$0	0.00%
Totals	$69,591,822	$32,275	0.05%

•	Includes prior experience with loans retained by Bank of America.

•	Originations include single family, home equity lines of credit, single family residence loans sold in secondary market, and single family residence owner occupied construction loans.

•	Losses are calculated based on year originated.

•	Losses include $7,534,922 for secondary market investors.”

14

21. The fourth and fifth sentences in the second paragraph under the caption “THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE CUSTODIAN AND THE SERVICERS—Cenlar FSB” are replaced in their entirety with the following:

“As of December 31, 2013, Cenlar serviced or subserviced approximately 1,034,000 loans with an aggregate principal balance of $199,808,863,665 consisting of conventional, FHA and VA loans, for approximately 1,200 investors in all 50 states, the District of Columbia, Puerto Rico, and the Virgin Islands. Cenlar’s servicing is rated “Strong” by S&P, and its outlook is “Stable.” Fitch Ratings rated Cenlar as a Residential Primary Servicer and assigned a Primary Prime “RPS2” and an outlook of Stable.”

22. The table under the heading “Cenlar – Delinquency & Foreclosure Experience – Residential Mortgage Portfolio Serviced” under the caption “THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE CUSTODIAN AND THE SERVICERS – Cenlar FSB” is replaced with the following:

15

Cenlar – Delinquency & Foreclosure Experience – Residential Mortgage Portfolio Serviced

	As of December 31, 2010		As of December 31, 2011		As of December 31, 2012		As of December 31, 2013
	Number of Loans	Principal Balance	Number of Loans	Principal Balance	Number of Loans	Principal Balance	Number of Loans	Principal Balance

Total Portfolio	466,181	$76,239,252,568	534,247	$85,823,808,349	740,273	$130,551,865,159	1,034,208	$199,808,863,665

A] PAST DUE LOANS
Period of Delinquency
30 days . . . . .	20,150	$3,086,386,449	13,423	$1,934,809,769	13,667	$2,023,704,279	16,784	$2,581,145,378
Percent Delinquent	4.32%	4.05%	2.51%	2.25%	1.85%	1.55%	1.62%	1.29%

60 days . . . . .	5,016	$798,013,185	3,881	$589,203,960	3,939	$592,824,895	4,389	$656,309,682
Percent Delinquent	1.08%	1.05%	0.73%	0.69%	0.53%	0.45%	0.42%	0.33%

90 days . . . . .	6,465	$1,118,599,694	5,427	$871,420,015	4,897	$807,224,269	4,744	$687,943,293
Percent Delinquent	1.39%	1.47%	1.02%	1.02%	0.66%	0.62%	0.46%	0.34%
Total Delinquencies	31,631	$5,002,999,328	22,731	$3,395,433,744	22,503	$3,423,753,443	25,917	$3,925,398,353

Total Past Due by Percentage of Total Portfolio	6.79%	6.57%	4.26%	3.96%	3.04%	2.62%	2.50%	1.96%

B] Foreclosure	6,021	$1,192,155,348	12,197	$2,191,816,162	14,279	$2,460,698,281	13,036	$2,070,064,385
Bankruptcy	3,454	$494,660,388	4,190	$577,087,641	4,438	$621,458,071	4,559	$633,669,952
Total Foreclosure’s and Bankruptcies	9,475	$1,686,815,736	16,387	$2,768,903,803	18,717	$3,082,156,352	17,595	$2,703,734,337

Real Estate Owned	0	$0	0	$0	0	$0	0	$0

Percent of Total Portfolio in Foreclosure or Bankruptcy	2.03%	2.21%	3.07%	3.23%	2.53%	2.36%	1.70%	1.35%

Total Delinquent [Past Due + FCL]	8.82%	8.78%	7.33%	7.19%	5.57%	4.98%	4.20%	3.31%

16

23. The table and caption below on page S-118 of the prospectus supplement are replaced with the following:

“PRE-TAX YIELD TO MATURITY OF THE CLASS A-IO1 CERTIFICATES AT THE FOLLOWING PERCENTAGES OF CPR

The table below was prepared based on the following assumptions (collectively, the “Modeling Assumptions”): (1) the Class Principal Amounts and Class Notional Amounts of the certificates are as set forth under the caption “Current Principal Balance” in the March 2014 Monthly Report attached hereto as Exhibit A (the “March Monthly Report”); (2) for the distribution date in April 2014, a CPR of 8.17%, resulting in an assumed Class Notional Amount of the Class A-IO1 Certificates of $537,816,407.20; (3) each monthly scheduled payment of principal and interest is timely received on the first day of each month commencing in April 2014; (4) principal prepayments are received in full on the last day of the month preceding the related distribution date, commencing in March 2014, and there are no Net Prepayment Interest Shortfalls; (5) there are no defaults or delinquencies on the mortgage loans; (6) distribution dates occur on the 25th day of each month commencing in April 2014 regardless of whether such day is a business day; (7) there are no purchases or substitutions of mortgage loans; (8) there is no optional termination of the issuing entity; (9) the Class A-IO1 certificates are purchased on April 21, 2014; (10) the aggregate servicing fee rate, master servicing fee rate and trustee fee rate for any mortgage loan is equal to the rate of 0.264% per annum; and (11) the mortgage loans have the characteristics specified in the Free Writing Prospectus filed by the depositor with the SEC on April 15, 2014. Summary information regarding the characteristics of the mortgage loans is included in the March Monthly Report.

Although the Modeling Assumptions are based on the characteristics of the mortgage loans provided by the Master Servicer as of the date of the March 2014 Monthly Report, the actual characteristics and performance of the mortgage loans will differ from the assumptions used in constructing the table set forth below, which is hypothetical in nature and is provided only to give a general sense of how the yield on the Class A-IO1 Certificates may vary under varying prepayment scenarios. For example, it is not expected that the mortgage loans will prepay at a constant rate until maturity, that all of the mortgage loans will prepay at the same rate or that there will be no defaults or delinquencies on the mortgage loans. Moreover, the diverse remaining terms to maturity of the mortgage loans could produce slower or faster principal payments than indicated in the table, even if the weighted average remaining term to maturity is as assumed. Any difference between such assumptions and the actual characteristics and performance of the mortgage loans, or the actual prepayment or loss experience, will cause the yield on the Class A-IO1 Certificates to differ (which difference could be material) from the corresponding information in the table for each indicated percentage of CPR.

17

 PRE-TAX YIELD TO MATURITY OF THE CLASS A-IO1 CERTIFICATES AT THE FOLLOWING PERCENTAGES OF CPR

Price (%)	5% CPR	10% CPR	15% CPR	20% CPR	30% CPR	40% CPR	50% CPR
2.4430	17.876%	11.647%	4.977%	(2.356)%	(20.349)%	(47.763)%	(74.864)%
2.6930	15.318%	9.151%	2.517%	(4.819)%	(22.942)%	(51.036)%	(78.298)%
2.9430	13.186%	7.069%	0.458%	(6.890)%	(25.143)%	(53.862)%	(81.269)%
3.1930	11.376%	5.301%	(1.296)%	(8.664)%	(27.042)%	(56.336)%	(83.874)%
3.4430	9.818%	3.776%	(2.814)%	(10.206)%	(28.704)%	(58.530)%	(86.186)%
3.6930	8.458%	2.444%	(4.145)%	(11.564)%	(30.177)%	(60.494)%	(88.258)%
3.9430	7.258%	1.267%	(5.325)%	(12.773)%	(31.494)%	(62.268)%	(90.130)%
4.1930	6.189%	0.218%	(6.380)%	(13.858)%	(32.683)%	(63.882)%	(91.834)%
4.4430	5.230%	(0.725)%	(7.331)%	(14.840)%	(33.763)%	(65.360)%	(93.395)%

Based upon the above assumptions, at approximately 12.9% CPR (at an assumed purchase price of 3.4430% of the assumed Class Notional Amount of the Class A-IO1 Certificates, excluding accrued interest, but adding accrued interest to the price for purposes of calculating yield), the pre-tax yield to the Class A-IO1 Certificates will be approximately 0%. If the rate of prepayments on the mortgage loans were to exceed such prepayment level for as little as one month, while equaling such level for all other months, the Class A-IO1 Certificateholders would not fully recoup their initial investment.

The pre-tax yields set forth in the preceding table were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class A-IO1 Certificates, would cause the discounted present value of such assumed stream of cash flows to the purchase date of April 21, 2014 to equal the assumed purchase prices (plus accrued interest), and converting such monthly rates to CBE rates.”

24. ANNEX C – SPONSOR STATIC POOL INFORMATION to the prospectus supplement is replaced with Annex C attached to this supplement.

25. ANNEX D – FIRST REPUBLIC BANK STATIC POOL INFORMATION to the prospectus supplement is replaced with Annex D attached to this supplement.

18

ANNEX C – SPONSOR STATIC POOL INFORMATION

The following tables set forth static pool information with respect to securitizations of residential mortgage loans comparable to the mortgage loans included in the issuing entity that were sponsored by RWT Holdings, Inc.

All data should be reviewed in light of the following notes:

Calculations:

3 month CPR = 1-(1-(current balance from two periods prior -Current period’s current balance)/(current balance from two periods prior))^(4)

Cumulative CPR = 1-(1-(current balance from first period -Current period’s current balance)/(current balance from first period))^(12/total # of periods)

See also “Static Pool Information” in the prospectus supplement for a description of how the static pool information is calculated.

SEMT 2011-1

Original Pool Characteristics

Total Stated Principal Balance	$ 296,326,815
Number of Mortgage Loans	303
Average Stated Principal Balance	$ 977,976
Weighted Average Mortgage Rate	5.048%
Weighted Average Margin (HYB 10/1s only)	1.496%
Weighted Average Remaining Term to Maturity (in Months)	352
Weighted Average FICO (by Securitized Balance)	775
Weighted Average Loan-to-Value Ratio (by Original Balance)	58.76%

Mortgage Rate Range

4.25% - 4.50%	2.81%
4.51% - 4.75%	13.32%
4.76% - 5.00%	36.43%
5.01% - 5.25%	28.09%
5.26% - 5.50%	16.42%
5.51% - UP	2.94%

Product Type

Fixed Rate 30YR	57.32%
HYB 10/1	42.68%

Interest Only Loans

Yes	42.19%
No	57.81%

Geographic Distribution

CA	56.27%
NY	8.15%
WA	5.98%
MA	4.94%
CO	2.83%
CT	2.67%
TX	1.89%
MI	1.81%
OR	1.70%
NJ	1.40%
Other	12.36%

C-1

Occupancy

Primary	94.36%
Second Home	5.41%
Investor Property	0.23%

Property Type

Single Family	75.48%
PUD Detached	10.76%
PUD Attached	4.62%
Condo High-Rise	2.87%
Cooperative Unit	2.55%
Condo Low-Rise	1.89%
2 Family	1.16%
Townhouse	0.68%

Documentation

Full Documentation	100.00%
Less than Full	0.00%

C-2

SEMT 2011-1

SEMT 2011-1	Ending Balance $	30 Day Delq #	30 Day Delq Balance $	30 Day Delq Balance %	60 Day Delq #	60 Day Delq Balance $	60 Day Delq Balance %	90+ Day Delq #	90+ Day Delq Balance $	90+ Day Delq Balance %	Cumulative Loss Amount $	Prepayment Amount $	Cumulative Prepayment Amount $	3 Month CPR	Cumulative CPR
Mar-11	290,718,718	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	4,503,047	4,503,047		16.84
Apr-11	289,721,974	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	788,314	5,291,361		10.29
May-11	288,472,204	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	1,040,650	6,332,010	8.32	8.32
Jun-11	287,968,144	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	295,090	6,627,101	2.90	6.60
Jul-11	285,275,783	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	2,482,355	9,109,455	5.18	7.26
Aug-11	283,534,803	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	1,530,753	10,640,208	5.85	7.10
Sep-11	279,870,735	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	3,452,790	14,092,998	10.00	8.07
Oct-11	271,994,742	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	7,666,545	21,759,543	16.63	10.90
Nov-11	257,669,654	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	14,117,903	35,877,446	31.19	15.95
Dec-11	248,462,206	1	592,315	0.23%	0	-	0.00%	0	-	0.00%	0.00	9,004,975	44,882,421	37.33	18.06
Jan-12	229,298,031	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	18,964,766	63,847,187	49.08	23.49
Feb-12	216,298,512	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	12,810,450	76,657,637	49.93	26.15
Mar-12	209,728,983	1	574,299	0.27%	0	-	0.00%	0	-	0.00%	0.00	6,386,295	83,043,932	48.81	26.48
Apr-12	202,848,143	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	6,699,486	89,743,418	38.17	26.91
May-12	191,776,008	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	10,895,577	100,638,995	37.59	28.60
Jun-12	181,118,396	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	10,490,142	111,129,138	43.83	30.11
Jul-12	174,355,380	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	6,607,179	117,736,317	44.88	30.47
Aug-12	165,547,136	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	8,653,526	126,389,843	43.92	31.43
Sep-12	151,169,125	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	14,229,944	140,619,787	50.98	33.92
Oct-12	141,439,046	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	9,591,007	150,210,794	56.25	35.15
Nov-12	131,200,151	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	10,108,588	160,319,382	60.15	36.55
Dec-12	120,562,228	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	10,516,203	170,835,586	59.12	38.12
Jan-13	106,831,916	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	13,618,017	184,453,603	67.11	40.65
Feb-13	99,351,579	1	581,033	0.58%	0	-	0.00%	0	-	0.00%	0.00	7,378,502	191,832,105	66.78	41.49
Mar-13	91,448,514	0	-	0.00%	1	581,033	0.63%	0	-	0.00%	0.00	7,807,171	199,639,276	66.55	42.53
Apr-13	83,929,436	0	-	0.00%	0	-	0.00%	1	581,033	0.69%	0.00	7,426,909	207,066,186	61.49	43.55
May-13	75,835,271	1	520,552	0.68%	0	-	0.00%	0	-	0.00%	0.00	8,010,983	215,077,168	65.68	44.86
Jun-13	73,720,090	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	2,037,953	217,115,121	57.30	44.34
Jul-13	68,867,672	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	4,775,505	221,890,626	54.15	44.76
Aug-13	63,585,806	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	5,209,136	227,099,762	49.98	45.41
Sep-13	61,509,537	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	2,004,602	229,104,364	50.95	45.03
Oct-13	61,272,401	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	167,532	229,271,896	36.55	44.05
Nov-13	57,623,589	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	3,578,205	232,850,101	31.65	44.30
Dec-13	56,041,889	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	1,512,862	234,362,963	30.15	43.87
Jan-14	54,500,586	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	1,474,347	235,837,310	36.55	43.46

C-3

SEMT 2011-2

Original Pool Characteristics

Total Stated Principal Balance	$375,227,254
Number of Mortgage Loans	473
Average Stated Principal Balance	$793,292
Weighted Average Mortgage Rate	4.882%
Weighted Average Remaining Term to Maturity (in Months)	351
Weight Average FICO (by Securitized Balance)	773
Weighted Average Loan-to-Value Ratio (by Original Balance)	60.71%

Mortgage Rate Range

3.50% - 4.00%	3.12%
4.01% - 4.50%	12.72%
4.51% - 5.00%	47.66%
5.01% - 5.50%	35.29%
5.51% - 6.00%	1.21%
>6.00%	0.00%

Product Type

Fixed Rate 30YR	100.00%

Interest Only Loans

Yes	0.95%
No	99.05%

Geographic Distribution

CA	53.64%
NY	7.20%
MA	6.35%
GA	3.74%
TX	3.05%
FL	2.57%
WA	2.31%
NJ	2.24%
OR	1.98%
AZ	1.97%
Other	14.96%

Occupancy

Primary	95.12%
Second Home	3.84%
Investor Property	1.04%

Property Type

Single Family	72.28%
PUD Detached	8.09%
PUD Attached	7.96%
Cooperative Unit	4.26%
Condo High-Rise	4.04%
Condo Low-Rise	1.72%
2-4 Family	1.66%

Documentation

Full Documentation	100.00%
Less than Full	0.00%

C-4

SEMT 2011-2	Ending Balance $	30 Day Delq #	30 Day Delq Balance $	30 Day Delq Balance %	60 Day Delq #	60 Day Delq Balance $	60 Day Delq Balance %	90+ Day Delq #	90+ Day Delq Balance $	90+ Day Delq Balance %	Cumulative Loss Amount $	Prepayment Amount $	Cumulative Prepayment Amount $	3 Month CPR	Cumulative CPR
Oct-11	366,017,512	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	8,725,118	8,725,118		24.63
Nov-11	356,234,340	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	9,305,670	18,030,787		26.62
Dec-11	351,647,249	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	4,117,991	4,117,991	21.65	21.65
Jan-12	344,268,889	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	6,913,341	11,031,332	20.49	21.55
Feb-12	336,587,797	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	7,220,467	18,251,799	19.02	21.74
Mar-12	320,815,358	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	15,315,660	33,567,459	29.61	25.74
Apr-12	311,187,100	1	1,057,779	0.33%	0	0	0.00%	0	0	0.00%	0.00	9,191,839	42,759,298	32.16	26.29
May-12	297,074,923	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	13,686,476	56,445,774	38.31	28.43
Jun-12	285,950,712	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	10,714,287	67,160,061	35.84	29.28
Jul-12	281,331,875	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	4,216,898	71,376,958	32.09	28.08
Aug-12	271,344,069	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	9,590,287	80,967,246	29.23	28.65
Sep-12	257,605,213	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	13,352,593	94,319,839	33.01	30.24
Oct-12	240,660,034	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	16,576,155	110,895,994	45.53	32.56
Nov-12	221,883,799	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	18,434,886	129,330,880	54.51	35.22
Dec-12	212,684,793	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	8,883,510	138,214,390	52.72	35.47
Jan-13	197,094,563	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	15,285,765	153,500,155	54.24	37.29
Feb-13	183,177,848	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	13,629,535	167,129,690	52.75	38.73
Mar-13	168,617,488	0	0	0.00%	1	786,378	0.46%	0	0	0.00%	0.00	14,296,767	181,426,457	59.81	40.37
Apr-13	159,084,943	0	0	0.00%	0	0	0.00%	1	786,378	0.49%	0.00	9,289,580	190,716,036	56.80	40.88
May-13	151,359,418	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	7,495,163	198,211,200	52.57	41.04
Jun-13	140,208,238	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	10,929,251	209,140,451	51.35	42.08
Jul-13	135,399,923	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	4,598,986	213,739,437	46.60	41.7
Aug-13	128,143,640	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	7,051,285	220,790,722	47.71	41.96
Sep-13	119,722,246	1	779,152	0.65%	0	0	0.00%	0	0	0.00%	0.00	8,228,013	229,018,735	45.87	42.57
Oct-13	116,562,189	1	778,100	0.66%	0	0	0.00%	0	0	0.00%	0.00	2,979,114	231,997,849	44.06	41.99
Nov-13	112,999,809	1	777,046	0.68%	0	0	0.00%	0	0	0.00%	0.00	3,385,406	235,383,255	38.42	41.57
Dec-13	110,574,148	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	2,252,906	237,636,161	25.90	40.92
Jan-14	108,977,835	0	0	0.00%	1	775,987	0.71%	0	0	0.00%	0.00	1,426,249	239,062,410	22.18	40.14

C-5

SEMT 2012-1

Original Pool Characteristics

Total Stated Principal Balance	$415,728,134
Number of Mortgage Loans	446
Average Stated Principal Balance	$932,126
Weighted Average Mortgage Rate	4.549%
Weighted Average Margin (by Securitized Balance) (HYB only)	1.783%
Weighted Average Remaining Term to Maturity (in Months by Securitized Balance)	325
Weighted Average FICO (by Securitized Balance)	770
Weighted Average Loan-to-Value Ratio (by Original Balance)	62.80%

Mortgage Rate Range

2.51% - 3.00%	0.49%
3.01% - 3.50%	1.28%
3.51% - 4.00%	15.35%
4.01% - 4.50%	23.69%
4.51% - 5.00%	49.05%
5.01% - 5.50%	10.13%
>5.50%	0.00%

Product Type

Fixed Rate 15YR	16.62%
Fixed Rate 30YR	52.88%
HYB 5/1	4.04%
HYB 7/1	3.01%
HYB 10/1	23.45%

Interest Only Loans

Yes	22.59%
No	77.41%

Geographic Distribution

CA	48.57%
NY	11.01%
TX	10.80%
IL	3.98%
MA	3.78%
WA	2.75%
CO	2.73%
FL	1.99%
NJ	1.42%
CT	1.41%
Other	11.56%

Occupancy

Primary	89.74%
Second Home	8.27%
Investor Property	1.98%

Property Type

Single Family	67.48%
PUD	19.30%
Condominium	9.40%
Cooperative Unit	2.21%
2-4 Family	1.61%

Documentation

Full Documentation	100.00%
Less than Full	0.0%

C-6

SEMT 2012-1	Ending Balance $	30 Day Delq #	30 Day Delq Balance $	30 Day Delq Balance %	60 Day Delq #	60 Day Delq Balance $	60 Day Delq Balance %	90+ Day Delq #	90+ Day Delq Balance $	90+ Day Delq Balance %	Cumulative Loss Amount $	Prepayment Amount $	Cumulative Prepayment Amount $	3 Month CPR	Cumulative CPR
Feb-12	412,202,072	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	2,898,763	2,898,763		8.07
Mar-12	407,846,775	2	1,919,324	0.46%	0	-	0.00%	0	-	0.00%	0.00	3,727,240	6,626,003		9.21
Apr-12	400,686,739	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	6,536,645	13,162,647	12.12	12.12
May-12	395,577,690	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	4,489,730	17,652,377	13.61	12.26
Jun-12	388,532,426	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	6,426,735	24,079,113	16.11	13.42
Jul-12	380,446,563	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	7,470,434	31,549,546	17.19	14.7
Aug-12	370,670,663	1	880,989	0.23%	0	-	0.00%	0	-	0.00%	0.00	9,162,630	40,712,177	21.44	16.33
Sep-12	362,632,559	1	1,200,694	0.33%	0	-	0.00%	0	-	0.00%	0.00	7,437,314	48,149,490	22.65	17.01
Oct-12	345,207,634	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	16,832,850	64,982,340	30.88	20.49
Nov-12	333,324,402	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	11,308,311	76,290,651	33.32	21.85
Dec-12	317,216,323	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	15,555,215	91,845,866	40.28	24.15
Jan-13	297,185,541	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	19,505,229	111,351,095	43.96	27.17
Feb-13	279,076,177	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	17,601,251	128,952,346	49.87	29.47
Mar-13	263,903,044	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	14,684,604	143,636,950	51.13	30.98
Apr-13	248,208,835	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	15,229,791	158,866,741	50.33	32.55
May-13	237,135,171	1	493,065	0.20%	0	-	0.00%	0	-	0.00%	0.00	10,638,321	169,505,062	46.76	33.12
Jun-13	224,218,554	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	12,484,380	181,989,442	46.77	34.09
Jul-13	213,227,290	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	10,576,937	192,566,379	44.37	34.7
Aug-13	203,258,581	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	9,568,333	202,134,712	44.82	35.14
Sep-13	196,889,693	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	5,978,077	208,112,789	39.20	34.91
Oct-13	193,641,014	0	-	0.00%	0	-	0.00%	0	-	0.00%	0.00	2,863,709	210,976,498	30.42	34.13
Nov-13	187,098,556	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	6,160,262	217,136,760	26.52	34.05
Dec-13	185,169,535	1	603,086	0.32%	0	0	0.00%	0	0	0.00%	0.00	1,560,945	218,697,705	19.90	33.15
Jan-14	181,668,291	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	3,132,180	221,829,885	20.66	32.61

C-7

SEMT 2012-2

Original Pool Characteristics

Total Stated Principal Balance	$327,935,218
Number of Mortgage Loans	366
Average Stated Principal Balance	$895,998
Weighted Average Mortgage Rate	4.603%
Weighted Average Remaining Term to Maturity (in Months by Securitized Balance)	325
Weighted Average FICO (by Securitized Balance)	769
Weighted Average Loan-to-Value Ratio (by Original Balance)	63.50%

Mortgage Rate Range

3.51% - 4.00%	1.66%
4.01% - 4.50%	38.97%
4.51% - 5.00%	50.05%
5.01% - 5.50%	9.23%
>5.500%	0.08%

Product Type

Fixed Rate 30YR	100.00%

Interest Only Loans

Yes	10.02%
No	89.98%

Geographic Distribution

CA	49.61%
TX	11.82%
NY	7.95%
MA	4.25%
IL	3.32%
NJ	2.57%
FL	2.25%
OR	1.92%
WA	1.90%
CO	1.43%
Other	12.99%

Occupancy

Primary	92.25%
Second Home	5.68%
Investor Property	2.07%

Property Type

Single Family	69.51%
PUD Detached	16.00%
Condo High-Rise	4.86%
PUD Attached	3.12%
Cooperative Unit	3.09%
2 Family	1.91%
Condo Low-Rise	1.03%
4 Family	0.48%

Documentation

Full Documentation	100.00%

C-8

SEMT 2012-2	Ending Balance $	30 Day Delq #	30 Day Delq Balance $	30 Day Delq Balance %	60 Day Delq #	60 Day Delq Balance $	60 Day Delq Balance %	90+ Day Delq #	90+ Day Delq Balance $	90+ Day Delq Balance %	Cumulative Loss Amount $	Prepayment Amount $	Cumulative Prepayment Amount $	3 Month CPR	Cumulative CPR
Apr-12	325,097,242	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	2,447,686	2,447,686		8.61
May-12	322,971,627	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	1,736,414	4,184,100		7.43
Jun-12	321,388,870	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	1,192,869	5,376,970	6.41	6.41
Jul-12	320,630,016	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	367,226	5,744,195	4.01	5.18
Aug-12	312,209,745	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	8,026,024	13,770,219	11.40	9.83
Sep-12	304,353,532	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	7,470,724	21,240,944	18.38	12.61
Oct-12	292,378,792	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	11,594,545	32,835,489	29.82	16.66
Nov-12	288,923,641	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	3,090,299	35,925,788	25.56	16.09
Dec-12	272,346,518	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	16,214,484	52,140,272	34.91	20.79
Jan-13	257,591,728	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	14,407,439	66,547,711	38.84	24.05
Feb-13	243,685,056	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	13,574,308	80,122,019	48.62	26.60
Mar-13	232,666,575	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	10,705,061	90,827,080	45.91	28.00
Apr-13	220,806,705	1	590,086	0.26%	0	0	0.00%	0	0	0.00%	0.00	11,559,723	102,386,804	45.16	29.56
May-13	213,644,621	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	6,878,000	109,264,803	39.99	29.71
Jun-13	198,805,285	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	14,560,101	123,824,905	45.86	31.99
Jul-13	192,987,062	1	587,882	0.30%	0	0	0.00%	0	0	0.00%	0.00	5,554,797	129,379,702	40.73	31.81
Aug-13	187,015,228	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	5,712,615	135,092,317	40.35	31.72
Sep-13	184,125,877	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	2,634,630	137,726,947	25.24	30.92
Oct-13	182,701,876	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	1,171,696	138,898,643	18.36	29.85
Nov-13	180,611,415	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	1,838,149	140,736,792	11.57	29.03
Dec-13	179,973,583	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	386,110	141,122,902	7.20	27.95
Jan-14	177,908,706	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	1,812,475	142,935,377	8.58	27.28

C-9

SEMT 2012-3

Original Pool Characteristics

Total Stated Principal Balance	$293,590,499
Number of Mortgage Loans	331
Average Stated Principal Balance	$886,980
Weighted Average Mortgage Rate	4.466%
Weighted Average Remaining Term to Maturity (in Months by Securitized Balance)	360
Weighted Average FICO (by Securitized Balance)	768
Weighted Average Loan-to-Value Ratio (by Original Balance)	67.07%

Mortgage Rate Range

3.51% - 4.00%	0.77%
4.01% - 4.50%	65.47%
4.51% - 5.00%	33.56%
5.01% - 5.50%	0.19%
>5.00%	0.00%

Product Type

Fixed Rate 30YR	100.00%

Interest Only Loans

Yes	5.17%
No	94.83%

Geographic Distribution

CA	49.22%
TX	12.63%
NY	5.31%
WA	4.22%
MA	3.86%
CT	3.45%
FL	3.29%
IL	2.36%
MD	1.56%
CO	1.33%
Other	12.76%

Occupancy

Primary	94.13%
Second Home	3.91%
Investor Property	1.96%

Property Type

Single Family	73.53%
PUD Detached	15.93%
Condo High-Rise	3.35%
PUD Attached	1.44%
Condo Low-Rise	2.56%
2 -4 Family	2.21%
Cooperative Unit	0.99%

Documentation

Full Documentation	100.00%
Less than Full	0.00%

C-10

SEMT 2012-3	Ending Balance $	30 Day Delq #	30 Day Delq Balance $	30 Day Delq Balance %	60 Day Delq #	60 Day Delq Balance $	60 Day Delq Balance %	90+ Day Delq #	90+ Day Delq Balance $	90+ Day Delq Balance %	Cumulative Loss Amount $	Prepayment Amount $	Cumulative Prepayment Amount $	3 Month CPR	Cumulative CPR
Jul-12	291,796,996	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	1,419,771	1,419,771		5.66
Aug-12	291,349,873	3	2,549,726	0.87%	0	0	0.00%	0	0	0.00%	0.00	73,658	1,493,429		3.02
Sep-12	288,825,060	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	2,149,690	3,643,119	4.89	4.89
Oct-12	282,571,860	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	5,879,394	9,522,513	10.69	9.46
Nov-12	277,932,075	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	4,271,266	13,793,779	15.89	10.96
Dec-12	271,377,172	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	6,187,002	19,980,781	20.83	13.23
Jan-13	264,981,268	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	6,034,762	26,015,543	21.44	14.81
Feb-13	253,842,050	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	10,784,641	36,800,184	29.30	18.34
Mar-13	240,658,906	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	12,840,955	49,641,139	37.15	22.08
Apr-13	231,316,513	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	9,016,499	58,657,638	40.98	23.7
May-13	217,910,512	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	13,090,703	71,748,341	44.80	26.62
Jun-13	216,038,247	1	1,967,562	0.90%	0	0	0.00%	0	0	0.00%	0.00	1,574,224	73,322,564	33.99	25.25
Jul-13	206,270,725	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	9,470,167	82,792,731	35.72	26.66
Aug-13	202,871,014	1	1,471,662	0.72%	0	0	0.00%	0	0	0.00%	0.00	3,111,294	85,904,025	23.63	25.99
Sep-13	202,549,711	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	35,558	85,939,583	21.44	24.51
Oct-13	201,465,017	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	797,760	86,737,343	7.45	23.4
Nov-13	199,110,111	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	2,067,274	88,804,617	5.62	22.76
Dec-13	197,938,677	1	543,838	0.27%	0	0	0.00%	0	0	0.00%	0.00	885,218	89,689,835	7.23	21.88
Jan-14	197,425,377	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	227,024	89,916,859	6.18	20.91

C-11

SEMT 2012-4

Original Pool Characteristics

Total Stated Principal Balance	$313,225,626
Number of Mortgage Loans	372
Average Stated Principal Balance	$842,004
Weighted Average Mortgage Rate	4.355%
Weighted Average Remaining Term to Maturity (in Months by Securitized Balance)	333
Weighted Average FICO (by Securitized Balance)	774
Weighted Average Loan-to-Value Ratio (by Original Balance)	66.38%

Mortgage Rate Range

3.00% - 3.50%	0.21%
3.51% - 4.00%	12.18%
4.01% - 4.50%	67.22%
4.51% - 5.00%	19.98%
5.01% - 5.25%	0.40%

Product Type

Fixed Rate 30YR	86.75%
Fixed Rate 15YR	12.15%
Fixed Rate 20YR	1.09%

Interest Only Loans

Yes	6.97%
No	93.03%

Geographic Distribution

CA	43.19%
TX	15.56%
IL	5.05%
MA	4.75%
FL	3.07%
WA	3.00%
NY	2.93%
CO	2.59%
AZ	2.31%
MD	1.85%
Other	15.70%

Occupancy

Primary	94.12%
Second Home	5.07%
Investor Property	0.81%

Property Type

Single Family	69.07%
Planned Unit Development	20.68%
Condominium	7.12%
Cooperative Unit	1.95%
2 -4 Family	1.17%

Documentation

Full Documentation	100.00%
Less than Full	0.00%

C-12

SEMT 2012-4	Ending Balance $	30 Day Delq #	30 Day Delq Balance $	30 Day Delq Balance %	60 Day Delq #	60 Day Delq Balance $	60 Day Delq Balance %	90+ Day Delq #	90+ Day Delq Balance $	90+ Day Delq Balance %	Cumulative Loss Amount $	Prepayment Amount $	Cumulative Prepayment Amount $	3 Month CPR	Cumulative CPR
Oct-12	311,445,972	4	4,196,792	1.34%	0	0	0.00%	0	0	0.00%	0.00	1,196,013	1,196,013		4.77
Nov-12	305,746,603	2	1,320,814	0.43%	0	0	0.00%	0	0	0.00%	0.00	5,186,625	6,382,638		11.82
Dec-12	303,888,849	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	1,346,252	7,728,891	9.67	9.67
Jan-13	297,536,045	1	526,313	0.17%	0	0	0.00%	0	0	0.00%	0.00	5,844,271	13,573,162	15.08	12.61
Feb-13	292,336,896	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	4,704,319	18,277,481	14.72	13.57
Mar-13	274,436,646	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	17,408,392	35,685,873	32.13	21.69
Apr-13	267,473,577	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	6,497,496	42,183,369	33.37	21.75
May-13	260,326,851	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	6,687,513	48,870,882	35.83	22.33
Jun-13	249,627,386	1	745,597	0.29%	0	0	0.00%	0	0	0.00%	0.00	10,256,736	59,127,618	30.13	24.29
Jul-13	245,266,401	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	3,933,656	63,061,274	27.82	23.63
Aug-13	236,346,092	1	520,753	0.22%	0	0	0.00%	0	0	0.00%	0.00	8,493,768	71,555,042	30.65	24.69
Sep-13	231,842,317	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	4,093,696	75,648,738	24.04	24.23
Oct-13	229,781,264	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	1,654,948	77,303,686	21.33	23.11
Nov-13	227,912,924	1	1,075,591	0.47%	0	0	0.00%	0	0	0.00%	0.00	1,459,558	78,763,244	11.70	22.08
Dec-13	226,695,671	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	808,791	79,572,035	6.63	21
Jan-14	223,514,420	1	975,648	0.43%	0	0	0.00%	0	0	0.00%	0.00	2,771,646	82,343,681	8.53	20.57

C-13

SEMT 2012-5

Original Pool Characteristics

Total Stated Principal Balance	$320,339,050
Number of Mortgage Loans	390
Average Stated Principal Balance	$821,382
Weighted Average Mortgage Rate	4.214%
Weighted Average Remaining Term to Maturity (in Months by Securitized Balance)	357
Weighted Average FICO (by Securitized Balance)	770
Weighted Average Loan-to-Value Ratio (by Original Balance)	67.52%

Mortgage Rate Range

3.51% - 4.00%	21.08%
4.01% - 4.50%	74.13%
4.51% - 5.00%	4.06%

Product Type

Fixed Rate 30YR	99.40%
Fixed Rate 20YR	0.60%

Interest Only Loans

Yes	4.89%
No	95.11%

Geographic Distribution

CA	44.00%
TX	13.44%
WA	5.84%
CO	4.54%
MA	4.22%
NY	4.03%
AZ	2.77%
CT	2.61%
GA	2.47%
IL	2.12%
Other	13.96%

Occupancy

Primary	94.32%
Second Home	4.08%
Investor Property	1.60%

Property Type

Single Family	63.29%
Planned Unit Development	27.49%
Condominium	5.10%
2 -4 Family	2.68%
Cooperative Unit	1.46%

Documentation

Full Documentation	100.00%
Less than Full	0.00%

C-14

SEMT 2012-5	Ending Balance $	30 Day Delq #	30 Day Delq Balance $	30 Day Delq Balance %	60 Day Delq #	60 Day Delq Balance $	60 Day Delq Balance %	90+ Day Delq #	90+ Day Delq Balance $	90+ Day Delq Balance %	Cumulative Loss Amount $	Prepayment Amount $	Cumulative Prepayment Amount $	3 Month CPR	Cumulative CPR
Nov-12	319,640,528	1	1,247,086	0.38%	0	0	0.00%	0	0	0.00%	0.00	268,335	268,335		1.00
Dec-12	319,162,100	1	710,533	0.22%	0	0	0.00%	0	0	0.00%	0.00	46,505	314,839		0.59
Jan-13	316,659,175	1	557,477	0.17%	0	0	0.00%	0	0	0.00%	0.00	2,069,329	2,384,168	2.96	2.96
Feb-13	310,719,260	1	752,793	0.24%	0	0	0.00%	0	0	0.00%	0.00	5,506,734	7,890,902	9.24	7.25
Mar-13	303,686,310	1	439,864	0.14%	0	0	0.00%	0	0	0.00%	0.00	6,605,900	14,496,802	16.68	10.58
Apr-13	301,562,385	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	1,705,072	16,201,874	16.38	9.92
May-13	292,650,309	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	8,492,499	24,694,373	20.02	12.94
Jun-13	287,430,567	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	4,811,593	29,505,967	18.41	13.60
Jul-13	285,257,797	1	437,298	0.15%	0	0	0.00%	0	0	0.00%	0.00	1,769,088	31,275,055	18.58	12.91
Aug-13	280,863,428	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	3,992,456	35,267,511	13.72	13.18
Sep-13	279,056,815	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	1,409,663	36,677,174	9.64	12.54
Oct-13	277,937,669	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	722,669	37,399,843	8.36	12.09
Nov-13	275,353,780	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	707,118	38,106,961	5.30	11.42
Dec-13	273,971,543	2	1,176,026	0.42%	0	0	0.00%	0	0	0.00%	0.00	1,517,683	39,624,644	5.49	11.07
Jan-14	271,899,706	2	964,663	0.35%	0	0	0.00%	0	0	0.00%	0.00	1,675,158	41,299,802	6.83	10.82

C-15

SEMT 2012-6

Original Pool Characteristics

Total Stated Principal Balance	$301,462,461
Number of Mortgage Loans	358
Average Stated Principal Balance	$842,074
Weighted Average Mortgage Rate	4.079%
Weighted Average Remaining Term to Maturity (in Months by Securitized Balance)	356
Weighted Average FICO (by Securitized Balance)	771
Weighted Average Loan-to-Value Ratio (by Original Balance)	66.68%

Mortgage Rate Range

3.25% - 3.50%	1.62%
3.51% - 4.00%	48.43%
4.01% - 4.50%	47.94%
4.51% - 5.00%	2.01%

Product Type

Fixed Rate 30YR	2.02%
Fixed Rate 20YR	97.98%

Interest Only Loans

Yes	1.59%
No	98.41%

Geographic Distribution

CA	44.90%
TX	10.74%
WA	6.24%
MA	5.66%
CO	5.44%
NY	3.71%
AZ	3.01%
GA	2.99%
IL	1.94%
VA	1.66%
Other	13.71%

Occupancy

Primary	95.07%
Second Home	4.12%
Investor Property	0.82%

Property Type

Single Family	69.24%
Planned Unit Development	23.12%
Condominium	4.64%
2 -4 Family	1.89%
Cooperative Unit	1.11%

Documentation

Full Documentation	100.00%
Less than Full	0.00%

C-16

SEMT 2012-6	Ending Balance $	30 Day Delq #	30 Day Delq Balance $	30 Day Delq Balance %	60 Day Delq #	60 Day Delq Balance $	60 Day Delq Balance %	90+ Day Delq #	90+ Day Delq Balance $	90+ Day Delq Balance %	Cumulative Loss Amount $	Prepayment Amount $	Cumulative Prepayment Amount $	3 Month CPR	Cumulative CPR
Dec-12	301,002,659	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	27,500	27,500		0.11
Jan-13	300,522,678	3	3,861,349	1.28%	0	0	0.00%	0	0	0.00%	0.00	46,122	73,622		0.15
Feb-13	299,325,481	1	673,095	0.22%	0	0	0.00%	1	489,866	0.16%	0.00	761,714	835,336	1.11	1.11
Mar-13	294,007,895	1	996,123	0.33%	0	0	0.00%	1	489,150	0.16%	0.00	4,880,728	5,716,064	7.38	5.61
Apr-13	289,858,197	2	1,858,486	0.64%	0	0	0.00%	1	488,432	0.16%	0.00	3,717,850	9,433,914	11.93	7.40
May-13	283,437,191	1	1,268,934	0.44%	0	0	0.00%	1	487,711	0.17%	0.00	5,992,845	15,426,760	18.17	10.05
Jun-13	276,698,421	1	487,774	0.17%	0	0	0.00%	1	486,988	0.17%	0.00	6,317,513	21,744,273	20.15	12.15
Jul-13	274,933,635	0	0	0.00%	0	0	0.00%	1	486,262	0.17%	0.00	1,350,636	23,094,909	17.60	11.37
Aug-13	274,248,331	0	0	0.00%	0	0	0.00%	1	485,534	0.17%	0.00	271,402	23,366,311	10.76	10.29
Sep-13	271,872,516	0	0	0.00%	0	0	0.00%	1	484,804	0.17%	0.00	1,959,620	25,325,931	5.10	10.09
Oct-13	271,426,184	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	31,643	25,357,574	5.64	9.85
Nov-13	267,310,958	0	0	0.00%	0	0	0.00%	1	483,336	0.18%	0.00	2,017,828	27,375,402	8.07	9.75
Dec-13	266,240,684	1	620,831	0.23%	0	0	0.00%	1	482,598	0.18%	0.00	657,842	28,033,244	6.32	9.24
Jan-14	264,200,362	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	1,627,326	29,660,570	6.25	9.09

C-17

SEMT 2013-1

Original Pool Characteristics

Total Stated Principal Balance	$397,887,279
Number of Mortgage Loans	511
Average Stated Principal Balance	$778,632
Weighted Average Mortgage Rate	3.988%
Weighted Average Margin (by Securitized Balance) HYB only	2.181%
Weighted Average Remaining Term to Maturity (in Months by Securitized Balance)	317
Weighted Average FICO (by Securitized Balance)	769
Weighted Average Loan-to-Value Ratio (by Original Balance)	66.61%

Mortgage Rate Range

2.51% - 3.00%	1.16%
3.01% - 3.50%	9.72%
3.51% - 4.00%	46.36%
4.01% - 4.50%	38.97%
4.51% - 5.00%	3.79%

Product Type

Fixed Rate 10YR	0.99%
Fixed Rate 15YR	19.09%
Fixed Rate 20YR	0.19%
Fixed Rate 30YR	58.69%
HYB 5/1	3.26%
HYB 7/1	0.25%
HYB 10/1	17.52%

Interest Only Loans

Yes	5.03%
No	94.97%

Geographic Distribution

CA	42.90%
TX	13.23%
MA	9.63%
FL	7.29%
WA	3.93%
IL	3.32%
CO	2.88%
VA	1.43%
NY	1.30%
CT	1.20%
Other	12.89%

Occupancy

Primary	94.89%
Second Home	4.45%
Investor Property	0.65%

Property Type

Single Family	69.99%
PUD	25.28%
Condominium	3.62%
Cooperative Unit	0.62%
2-4 Family	0.49%

Documentation

Full Documentation	100.00%
Less than Full	0.00%

C-18

SEMT 2013-1	Ending Balance $	30 Day Delq #	30 Day Delq Balance $	30 Day Delq Balance %	60 Day Delq #	60 Day Delq Balance $	60 Day Delq Balance %	90+ Day Delq #	90+ Day Delq Balance $	90+ Day Delq Balance %	Cumulative Loss Amount $	Prepayment Amount $	Cumulative Prepayment Amount $	3 Month CPR	Cumulative CPR
Feb-13	378,889,887	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	14,901,058	14,901,058		43.01
Mar-13	369,972,943	3	2,673,697	0.72%	0	0	0.00%	0	0	0.00%	0.00	8,121,392	23,022,450		33.74
Apr-13	358,105,842	1	989,795	0.27%	0	0	0.00%	0	0	0.00%	0.00	11,085,205	34,107,655	32.74	32.74
May-13	346,607,134	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	10,736,170	44,843,825	28.17	32.23
Jun-13	340,134,470	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	5,734,705	50,578,530	26.72	29.63
Jul-13	333,718,760	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	5,688,621	56,267,151	22.63	27.88
Aug-13	325,369,986	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	7,635,696	63,902,847	20.33	27.38
Sep-13	321,013,646	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	3,658,094	67,560,941	18.59	25.69
Oct-13	320,113,892	1	636,888	0.19%	0	0	0.00%	0	0	0.00%	0.00	210,593	67,771,534	13.13	23.28
Nov-13	317,448,920	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	1,969,649	69,741,183	7.00	21.79
Dec-13	314,395,239	1	886,252	0.28%	0	0	0.00%	0	0	0.00%	0.00	2,358,939	72,100,122	5.57	20.68
Jan-14	312,954,975	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	750,133	72,850,255	6.22	19.32

C-19

SEMT 2013-2

Original Pool Characteristics

Total Stated Principal Balance	$666,125,405
Number of Mortgage Loans	777
Average Stated Principal Balance	$857,304
Weighted Average Mortgage Rate	3.947%
Weighted Average Margin (by Securitized Balance)	NA
Weighted Average Remaining Term to Maturity (in Months by Securitized Balance)	353
Weighted Average FICO (by Securitized Balance)	776
Weighted Average Loan-to-Value Ratio (by Original Balance)	63.06%

Mortgage Rate Range

2.51% - 3.00%	0.09%
3.01% - 3.50%	4.01%
3.51% - 4.00%	64.49%
4.01% - 4.50%	29.53%
4.51% - 5.00%	1.88%

Product Type

Fixed Rate 15YR	1.56%
Fixed Rate 20YR	0.36%
Fixed Rate 25YR	0.11%
Fixed Rate 30YR	97.97%

Interest Only Loans

Yes	8.30%
No	91.70%

Geographic Distribution

CA	48.84%
MA	16.64%
TX	5.67%
WA	5.42%
CO	2.29%
CT	2.28%
IL	1.87%
VA	1.69%
FL	1.34%
MD	1.06%
Other	12.9%

Occupancy

Primary	92.45%
Second Home	5.23%
Investor Property	2.32%

Property Type

Single Family	69.60%
PUD	16.14%
Condominium	8.28%
2-4 Family	3.62%
Cooperative Unit	2.07%
Townhouse	0.29%

Documentation

Full Documentation	100.00%
Less than Full	0.0%

C-20

SEMT 2013-2	Ending Balance $	30 Day Delq #	30 Day Delq Balance $	30 Day Delq Balance %	60 Day Delq #	60 Day Delq Balance $	60 Day Delq Balance %	90+ Day Delq #	90+ Day Delq Balance $	90+ Day Delq Balance %	Cumulative Loss Amount $	Prepayment Amount $	Cumulative Prepayment Amount $	3 Month CPR	Cumulative CPR
Feb-13	659,118,591	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	6,066,982	6,066,982		10.41
Mar-13	652,112,661	6	4,157,634	0.63%	0	0	0.00%	0	0	0.00%	0.00	6,067,879	12,134,860		10.47
Apr-13	644,154,412	2	1,588,481	0.24%	0	0	0.00%	0	0	0.00%	0.00	7,027,654	19,162,514	11.05	11.05
May-13	642,287,742	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	941,963	20,104,477	8.27	8.81
Jun-13	633,832,690	2	2,278,925	0.35%	0	0	0.00%	0	0	0.00%	0.00	7,527,524	27,632,001	9.20	9.71
Jul-13	623,050,541	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	9,864,459	37,496,460	10.95	11.00
Aug-13	617,404,992	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	4,737,888	42,234,348	13.12	10.69
Sep-13	614,165,035	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	2,337,626	44,571,974	10.29	9.93
Oct-13	613,181,078	1	652,133	0.10%	0	0	0.00%	0	0	0.00%	0.00	82,484	44,654,458	4.52	8.90
Nov-13	606,519,410	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	5,756,971	50,411,429	5.21	9.08
Dec-13	601,431,086	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	3,554,978	53,966,407	6.40	8.98
Jan-14	599,399,890	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	1,131,520	55,097,927	7.05	8.44

C-21

SEMT 2013-3

Original Pool Characteristics

Total Stated Principal Balance	$600,210,241
Number of Mortgage Loans	746
Average Stated Principal Balance	$804,571
Weighted Average Mortgage Rate	3.819%
Weighted Average Margin (by Securitized Balance)	NA
Weighted Average Remaining Term to Maturity (in Months by Securitized Balance)	358
Weighted Average FICO (by Securitized Balance)	772
Weighted Average Loan-to-Value Ratio (by Original Balance)	65.27%

Mortgage Rate Range

3.01% - 3.50%	10.70%
3.51% - 4.00%	78.55%
4.01% - 4.50%	10.47%
4.51% - 5.00%	0.28%

Product Type

Fixed Rate 20YR	0.37%
Fixed Rate 30YR	99.63%

Interest Only Loans

Yes	2.36%
No	97.64%

Geographic Distribution

CA	43.15%
MA	10.52%
TX	6.32%
WA	5.02%
NY	4.19%
VA	3.76%
CO	3.74%
MD	3.25%
IL	3.11%
CT	2.74%
Other	14.20%

Occupancy

Primary	95.81%
Second Home	3.72%
Investor Property	0.47%

Property Type

Single Family	72.02%
PUD	22.09%
Condominium	4.50%
Cooperative Unit	0.74%
2-4 Family	0.64%

Documentation

Full Documentation	100.00%
Less than Full	0.0%

C-22

SEMT 2013-3	Ending Balance $	30 Day Delq #	30 Day Delq Balance $	30 Day Delq Balance %	60 Day Delq #	60 Day Delq Balance $	60 Day Delq Balance %	90+ Day Delq #	90+ Day Delq Balance $	90+ Day Delq Balance %	Cumulative Loss Amount $	Prepayment Amount $	Cumulative Prepayment Amount $	3 Month CPR	Cumulative CPR
Mar-13	598,823,974	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	504,820	504,820		1.01
Apr-13	596,676,385	5	3,772,438	0.63%	0	0	0.00%	0	0	0.00%	0.00	1,261,740	1,766,560		1.76
May-13	593,172,668	1	497,527	0.08%	0	0	0.00%	0	0	0.00%	0.00	2,616,355	4,382,915	2.90	2.90
Jun-13	587,303,182	2	2,124,533	0.36%	0	0	0.00%	0	0	0.00%	0.00	4,982,521	9,365,436	5.81	4.63
Jul-13	583,163,898	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	3,255,702	12,621,138	7.10	5.01
Aug-13	580,119,463	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	2,162,501	14,783,639	6.85	4.90
Sep-13	575,448,167	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	3,789,265	18,572,904	6.14	5.29
Oct-13	571,029,034	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	3,539,831	22,112,735	6.38	5.53
Nov-13	568,016,035	1	712,900	0.12%	0	0	0.00%	0	0	0.00%	0.00	2,133,878	24,246,613	6.39	5.40
Dec-13	564,384,775	2	1,530,895	0.27%	0	0	0.00%	0	0	0.00%	0.00	1,498,739	25,745,352	5.75	5.43
Jan-14	562,280,376	1	710,715	0.12%	1	819,086	0.14%	0	0	0.00%	0.00	1,227,140	26,972,492	4.23	5.18

C-23

SEMT 2013-4

Original Pool Characteristics

Total Stated Principal Balance	$576,435,465
Number of Mortgage Loans	716
Average Stated Principal Balance	$805,077
Weighted Average Mortgage Rate	3.783%
Weighted Average Margin (by Securitized Balance)	NA
Weighted Average Remaining Term to Maturity (in Months by Securitized Balance)	357
Weighted Average FICO (by Securitized Balance)	773
Weighted Average Loan-to-Value Ratio (by Original Balance)	63.77%

Mortgage Rate Range

3.01% - 3.50%	11.63%
3.51% - 4.00%	81.04%
4.01% - 4.50%	7.33%

Product Type

Fixed Rate 20YR	1.28%
Fixed Rate 25YR	0.14%
Fixed Rate 30YR	98.58%

Interest Only Loans

Yes	2.21%
No	97.79%

Geographic Distribution

CA	42.13%
MA	9.74%
WA	7.19%
TX	5.54%
NY	5.32%
IL	4.46%
VA	3.59%
CO	3.41%
MD	2.73%
CT	2.55%
Other	13.34%

Occupancy

Primary	98.00%
Second Home	2.92%
Investor Property	1.09%

Property Type

Single Family	71.06%
PUD	22.35%
Condominium	4.49%
Cooperative Unit	1.21%
2-4 Family	0.72%
Townhouse	0.18%

Documentation

Full Documentation	100.00%
Less than Full	0.0%

C-24

SEMT 2013-4	Ending Balance $	30 Day Delq #	30 Day Delq Balance $	30 Day Delq Balance %	60 Day Delq #	60 Day Delq Balance $	60 Day Delq Balance %	90+ Day Delq #	90+ Day Delq Balance $	90+ Day Delq Balance %	Cumulative Loss Amount $	Prepayment Amount $	Cumulative Prepayment Amount $	3 Month CPR	Cumulative CPR
Apr-13	575,244,709	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	330,605	330,605		0.69
May-13	574,017,847	3	2,559,731	0.44%	0	0	0.00%	0	0	0.00%	0.00	362,996	693,601		0.72
Jun-13	572,858,722	2	1,608,994	0.28%	0	0	0.00%	0	0	0.00%	0.00	291,375	984,975	0.69	0.69
Jul-13	569,817,098	2	1,518,088	0.26%	0	0	0.00%	0	0	0.00%	0.00	2,170,174	3,155,149	1.96	1.65
Aug-13	565,337,910	3	2,549,230	0.45%	0	0	0.00%	0	0	0.00%	0.00	3,606,682	6,761,831	4.18	2.82
Sep-13	561,851,967	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	2,614,535	9,376,366	5.75	3.26
Oct-13	559,303,396	1	791,670	0.14%	0	0	0.00%	0	0	0.00%	0.00	1,678,195	11,054,561	5.45	3.30
Nov-13	558,342,176	1	900,524	0.16%	0	0	0.00%	0	0	0.00%	0.00	89,587	11,144,148	3.07	2.92
Dec-13	556,598,345	2	1,918,586	0.34%	0	0	0.00%	0	0	0.00%	0.00	869,173	12,013,321	1.87	2.80
Jan-14	553,808,539	2	1,763,017	0.31%	0	0	0.00%	0	0	0.00%	0.00	1,913,434	13,926,755	2.05	2.93

C-25

SEMT 2013-5

Original Pool Characteristics

Total Stated Principal Balance	$463,344,441
Number of Mortgage Loans	609
Average Stated Principal Balance	$760,828
Weighted Average Mortgage Rate	3.811%
Weighted Average Remaining Term to Maturity (in Months by Securitized Balance)	359
Weighted Average FICO (by Securitized Balance)	772
Weighted Average Loan-to-Value Ratio (by Original Balance)	64.85%

Mortgage Rate Range

3.01% - 3.50%	7.69%
3.51% - 4.00%	84.74%
4.01% - 4.50%	7.41%
4.51% - 5.00%	0.15%

Product Type

Fixed Rate 30YR	100.00%

Interest Only Loans

Yes	0.00%
No	100.00%

Geographic Distribution

CA	37.55%
WA	7.80%
MA	7.61%
TX	7.10%
IL	5.05%
VA	5.01%
MD	3.94%
CO	3.64%
NY	3.18%
AZ	3.11%
Other	16.01%

Occupancy

Primary	96.09%
Second Home	3.74%
Investor Property	0.17%

Property Type

Single Family	69.79%
PUD	25.03%
Condominium	3.91%
2-4 Family	0.74%
Cooperative Unit	0.54%

Documentation

Full Documentation	100.00%
Less than Full	0.00%

C-26

SEMT 2013-5	Ending Balance $	30 Day Delq #	30 Day Delq Balance $	30 Day Delq Balance %	60 Day Delq #	60 Day Delq Balance $	60 Day Delq Balance %	90+ Day Delq #	90+ Day Delq Balance $	90+ Day Delq Balance %	Cumulative Loss Amount $	Prepayment Amount $	Cumulative Prepayment Amount $	3 Month CPR	Cumulative CPR
May-13	462,054,503	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	595,087	595,087		0.33
Jun-13	460,663,246	2	2,864,896	0.62%	0	0	0.00%	0	0	0.00%	0.00	694,495	1,289,582		1.28
Jul-13	459,121,679	4	2,973,887	0.64%	0	0	0.00%	0	0	0.00%	0.00	843,265	2,132,846	1.46	1.46
Aug-13	455,491,950	1	894,227	0.19%	0	0	0.00%	0	0	0.00%	0.00	2,929,762	5,062,608	2.26	1.78
Sep-13	454,005,471	2	1,268,165	0.27%	0	0	0.00%	0	0	0.00%	0.00	788,479	5,851,087	1.65	1.51
Oct-13	453,258,077	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	47,999	5,899,086	1.78	1.62
Nov-13	450,635,179	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	1,921,138	7,820,224	0.95	1.43
Dec-13	448,889,930	1	718,044	0.15%	0	0	0.00%	0	0	0.00%	0.00	1,042,178	8,862,402	2.86	2.02
Jan-14	448,134,835	1	641,270	0.14%	0	0	0.00%	0	0	0.00%	0.00	51,023	8,913,425	4.34	2.54

C-27

SEMT 2013-6

Original Pool Characteristics

Total Stated Principal Balance	$424,966,578
Number of Mortgage Loans	545
Average Stated Principal Balance	$779,755
Weighted Average Mortgage Rate	3.812%
Weighted Average Remaining Term to Maturity (in Months by Securitized Balance)	359
Weighted Average FICO (by Securitized Balance)	771
Weighted Average Loan-to-Value Ratio (by Original Balance)	64.62%

Mortgage Rate Range

3.01% - 3.50%	7.98%
3.51% - 4.00%	84.80%
4.01% - 4.50%	7.01%
4.51% - 5.00%	0.20%

Product Type

Fixed Rate 25YR	0.15%
Fixed Rate 30YR	99.85%

Interest Only Loans

Yes	0.00%
No	100.00%

Geographic Distribution

CA	37.10%
MA	10.16%
TX	6.81%
WA	6.22%
VA	5.30%
MD	4.31%
IL	4.19%
NY	4.17%
AZ	2.56%
CT	2.40%
Other	16.78%

Occupancy

Primary	96.82%
Second Home	3.18%

Property Type

Single Family	69.18%
PUD	25.06%
Condominium	4.00%
Cooperative Unit	1.61%
2-4 Family	0.15%

Documentation

Full Documentation	100.00%
Less than Full	0.00%

C-28

SEMT 2013-6	Ending Balance $	30 Day Delq #	30 Day Delq Balance $	30 Day Delq Balance %	60 Day Delq #	60 Day Delq Balance $	60 Day Delq Balance %	90+ Day Delq #	90+ Day Delq Balance $	90+ Day Delq Balance %	Cumulative Loss Amount $	Prepayment Amount $	Cumulative Prepayment Amount $	3 Month CPR	Cumulative CPR
May-13	424,213,088	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	118,504	118,504		0.33
Jun-13	422,782,365	2	1,601,000	0.37%	0	0	0.00%	0	0	0.00%	0.00	793,351	911,855		1.28
Jul-13	421,501,363	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	642,343	1,554,198	1.46	1.46
Aug-13	419,886,976	1	1,076,742	0.25%	0	0	0.00%	0	0	0.00%	0.00	973,835	2,528,033	2.26	1.78
Sep-13	419,112,621	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	132,880	2,660,913	1.65	1.51
Oct-13	417,694,827	1	1,333,059	0.31%	0	0	0.00%	0	0	0.00%	0.00	773,868	3,434,781	1.78	1.62
Nov-13	416,448,546	1	1,446,951	0.34%	0	0	0.00%	0	0	0.00%	0.00	87,806	3,522,587	0.95	1.43
Dec-13	414,155,571	1	873,603	0.21%	0	0	0.00%	0	0	0.00%	0.00	2,156,899	5,679,486	2.86	2.02
Jan-14	411,163,874	1	982,905	0.23%	0	0	0.00%	0	0	0.00%	0.00	2,345,139	8,024,625	4.34	2.54

C-29

SEMT 2013-7

Original Pool Characteristics

Total Stated Principal Balance	$453,588,656
Number of Mortgage Loans	595
Average Stated Principal Balance	$762,334
Weighted Average Mortgage Rate	3.834%
Weighted Average Remaining Term to Maturity (in Months by Securitized Balance)	358
Weighted Average FICO (by Securitized Balance)	770
Weighted Average Loan-to-Value Ratio (by Original Balance)	66.03%

Mortgage Rate Range

3.01% - 3.50%	7.44%
3.51% - 4.00%	84.88%
4.01% - 4.50%	7.48%
4.51% - 5.00%	0.20%

Product Type

Fixed Rate 20YR	1.22%
Fixed Rate 30YR	98.78%

Interest Only Loans

Yes	0.81%
No	99.19%

Geographic Distribution

CA	41.81%
TX	9.80%
MA	5.47%
IL	5.09%
VA	5.05%
WA	4.75%
CO	3.40%
NY	2.84%
FL	2.54%
AZ	1.88%
Other	17.37%

Occupancy

Primary	96.24%
Second Home	3.56%
Investor Property	0.20%

Property Type

Single Family	70.37%
PUD	25.28%
Condominium	2.17%
2-4 Family	1.56%
Cooperative Unit	0.47%
Townhouse	0.15%

Documentation

Full Documentation	100.00%
Less than Full	0.00%

C-30

SEMT 2013-7	Ending Balance $	30 Day Delq #	30 Day Delq Balance $	30 Day Delq Balance %	60 Day Delq #	60 Day Delq Balance $	60 Day Delq Balance %	90+ Day Delq #	90+ Day Delq Balance $	90+ Day Delq Balance %	Cumulative Loss Amount $	Prepayment Amount $	Cumulative Prepayment Amount $	3 Month CPR	Cumulative CPR
Jun-13	452,666,944	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	243,223	243,223		0.64
Jul-13	450,592,803	4	2,568,194	0.56%	0	0	0.00%	0	0	0.00%	0.00	1,392,761	1,635,984		2.15
Aug-13	448,403,496	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	1,507,303	3,143,287	2.76	2.76
Sep-13	446,916,603	1	587,013	0.13%	0	0	0.00%	0	0	0.00%	0.00	803,063	3,946,350	3.24	2.60
Oct-13	445,206,469	1	652,048	0.14%	0	0	0.00%	0	0	0.00%	0.00	1,024,944	4,971,294	2.94	2.63
Nov-13	444,453,919	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	66,497	5,037,791	1.68	2.23
Dec-13	442,840,289	2	1,024,786	0.23%	0	0	0.00%	0	0	0.00%	0.00	925,182	5,962,973	1.80	2.26
Jan-14	441,424,013	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	726,178	6,689,151	1.54	2.23

C-31

SEMT 2013-8

Original Pool Characteristics

Total Stated Principal Balance	$460,158,464
Number of Mortgage Loans	603
Average Stated Principal Balance	$763,115
Weighted Average Mortgage Rate	3.835%
Weighted Average Remaining Term to Maturity (in Months by Securitized Balance)	357
Weighted Average FICO (by Securitized Balance)	771
Weighted Average Loan-to-Value Ratio (by Original Balance)	66.86%

Mortgage Rate Range

2.51% - 3.00%	0.36%
3.01% - 3.50%	7.42%
3.51% - 4.00%	83.86%
4.01% - 4.50%	8.37%

Product Type

Fixed Rate 15YR	0.67%
Fixed Rate 20YR	0.61%
Fixed Rate 25YR	0.14%
Fixed Rate 30YR	98.59%

Interest Only Loans

Yes	0.00%
No	100.00%

Geographic Distribution

CA	41.69%
TX	7.34%
MA	7.04%
VA	5.92%
WA	4.83%
MD	4.78%
IL	4.38%
CO	3.77%
GA	3.08%
AZ	2.40%
Other	14.77%

Occupancy

Primary	96.80%
Second Home	3.10%
Investor Property	0.10%

Property Type

Single Family	66.63%
PUD	27.72%
Condominium	4.19%
Cooperative Unit	0.54%
2-4 Family	0.68%
Townhouse	0.23%

Documentation

Full Documentation	100.00%
Less than Full	0.00%

C-32

SEMT 2013-8	Ending Balance $	30 Day Delq #	30 Day Delq Balance $	30 Day Delq Balance %	60 Day Delq #	60 Day Delq Balance $	60 Day Delq Balance %	90+ Day Delq #	90+ Day Delq Balance $	90+ Day Delq Balance %	Cumulative Loss Amount $	Prepayment Amount $	Cumulative Prepayment Amount $	3 Month CPR	Cumulative CPR
Jul-13	458,687,958	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	767,795	767,795		1.99
Aug-13	456,457,508	5	4,093,090	0.89%	0	0	0.00%	0	0	0.00%	0.00	1,528,384	2,296,179		2.98
Sep-13	453,096,205	0	0	0.00%	1	664,084	0.14%	0	0	0.00%	0.00	2,657,509	4,953,688	4.27	4.27
Oct-13	451,707,984	5	4,620,070	1.02%	0	0	0.00%	1	664,084	0.14%	0.00	685,128	5,638,816	4.20	3.66
Nov-13	449,798,327	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	545,455	6,184,271	3.94	3.56
Dec-13	445,644,235	1	714,544	0.16%	0	0	0.00%	0	0	0.00%	0.00	3,448,195	9,632,466	4.65	4.47
Jan-14	443,102,261	3	2,313,563	0.52%	0	0	0.00%	0	0	0.00%	0.00	1,838,616	11,471,082	5.65	4.52

C-33

SEMT 2013-9

Original Pool Characteristics

Total Stated Principal Balance	$462,610,260
Number of Mortgage Loans	606
Average Stated Principal Balance	$765,033
Weighted Average Mortgage Rate	3.881%
Weighted Average Remaining Term to Maturity (in Months by Securitized Balance)	359
Weighted Average FICO (by Securitized Balance)	771
Weighted Average Loan-to-Value Ratio (by Original Balance)	67.58%

Mortgage Rate Range

3.01% - 3.50%	5.15%
3.51% - 4.00%	78.78%
4.01% - 4.50%	15.66%
4.51% - 5.00%	0.41%

Product Type

Fixed Rate 30YR	100.00%

Interest Only Loans

Yes	0.00%
No	100.00%

Geographic Distribution

CA	40.84%
TX	7.58%
MA	6.34%
VA	5.72%
IL	5.39%
CO	4.35%
WA	4.12%
MD	3.89%
GA	3.20%
FL	2.39%
Other	16.18%

Occupancy

Primary	94.84%
Second Home	5.16%
Investor Property	NA

Property Type

Single Family	66.32%
PUD	27.86%
Condominium	4.44%
Cooperative Unit	1.00%
2-4 Family	0.37%

Documentation

Full Documentation	100.00%
Less than Full	0.00%

C-34

SEMT 2013-9	Ending Balance $	30 Day Delq #	30 Day Delq Balance $	30 Day Delq Balance %	60 Day Delq #	60 Day Delq Balance $	60 Day Delq Balance %	90+ Day Delq #	90+ Day Delq Balance $	90+ Day Delq Balance %	Cumulative Loss Amount $	Prepayment Amount $	Cumulative Prepayment Amount $	3 Month CPR	Cumulative CPR
Jul-13	462,835,561	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	83,304	83,304		0.22
Aug-13	461,971,869	1	1,106,250	0.23%	0	0	0.00%	0	0	0.00%	0.00	173,213	173,213		0.34
Sep-13	460,638,856	1	997,114	0.21%	0	0	0.00%	0	0	0.00%	0.00	637,967	637,967	0.78	0.78
Oct-13	459,181,835	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	759,348	759,348	1.36	1.08
Nov-13	456,469,215	1	498,797	0.10%	0	0	0.00%	0	0	0.00%	0.00	2,013,298	3,667,130	2.94	1.91
Dec-13	453,833,401	1	476,670	0.10%	0	0	0.00%	0	0	0.00%	0.00	1,936,971	5,604,101	4.04	2.43
Jan-14	452,867,207	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	270,014	5,874,115	3.63	2.19

C-35

SEMT 2013-10

Original Pool Characteristics

Total Stated Principal Balance	$400,671,564.40
Number of Mortgage Loans	529
Average Stated Principal Balance	$757,413.17
Weighted Average Mortgage Rate	3.872%
Weighted Average Remaining Term to Maturity (in Months by Securitized Balance)	359
Weighted Average FICO (by Securitized Balance)	774
Weighted Average Loan-to-Value Ratio (by Original Balance)	67.17%

Mortgage Rate Range

3.01% - 3.250%	0.84%
3.251% - 3.500%	5.18%
3.501% - 3.750%	28.80%
3.751% - 4.000%	51.38%
4.001% - 4.250%	10.78%
4.251% - 4.500%	3.02%

Product Type

Fixed Rate 30YR	99.62%
Fixed Rate 20YR	0.38%

Interest Only Loans

Yes	0.00%
No	100.00%

Geographic Distribution

CA	40.93%
TX	9.44%
VA	6.66%
WA	6.48%
NY	5.43%
MD	3.71%
GA	3.69%
MA	3.45%
CO	2.99%
FL	2.56%
Other	14.66%

Occupancy

Primary	95.20%
Second Home	4.80%

Property Type

Single Family	65.70%
PUD	28.70%
Condominium	2.51%
Cooperative Unit	0.90%
2-4 Family	0.45%

Documentation

Full Documentation	100.00%
Less than Full	0.00%

C-36

SEMT 2013-10	Ending Balance $	30 Day Delq #	30 Day Delq Balance $	30 Day Delq Balance %	60 Day Delq #	60 Day Delq Balance $	60 Day Delq Balance %	90+ Day Delq #	90+ Day Delq Balance $	90+ Day Delq Balance %	Cumulative Loss Amount $	Prepayment Amount $	Cumulative Prepayment Amount $	3 Month CPR	Cumulative CPR
Aug-13	399,317,378	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	757,314	757,314		2.25
Sep-13	395,749,239	2	1,624,818	0.41%	1	693,712	0.17%	0	0	0.00%	0.00	2,970,221	3,727,535		5.47
Oct-13	394,952,414	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	198,889	3,926,424	3.88	3.88
Nov-13	392,625,680	1	991,680	0.25%	0	0	0.00%	1	518,163	0.13%	0.00	1,723,543	5,649,967	4.83	4.19
Dec-13	390,361,600	1	695,855	0.17%	0	0	0.00%	0	0	0.00%	0.00	1,661,309	7,311,276	3.60	4.35
Jan-14	388,751,545	2	1,457,226	0.37%	0	0	0.00%	0	0	0.00%	0.00	1,007,507	8,318,783	4.40	4.14

C-37

SEMT 2013-11

Original Pool Characteristics

Total Stated Principal Balance	$346,322,235.83
Number of Mortgage Loans	453
Average Stated Principal Balance	$764,508.25
Weighted Average Mortgage Rate	4.01%
Weighted Average Remaining Term to Maturity (in Months by Securitized Balance)	357
Weighted Average FICO (by Securitized Balance)	773
Weighted Average Loan-to-Value Ratio (by Original Balance)	70.02%

Mortgage Rate Range

3.01% - 3.50%	0.15%
3.51% - 4.00%	69.43%
4.01% - 4.50%	26.99%
4.51% - 5.00%	2.69%
5.01% - 5.50%	0.74%

Product Type

Fixed Rate 30YR	99.85%
Fixed Rate 20YR	0.15%

Interest Only Loans

Yes	0.00%
No	100.00%

Geographic Distribution

CA	46.87%
IL	7.56%
MA	7.05%
VA	5.01%
CO	4.34%
TX	3.00%
MD	3.00%
GA	2.98%
NY	2.93%
WA	2.59%
Other	14.66%

Occupancy

Primary	96.11%
Second Home	3.89%

Property Type

Single Family Det	66.29%
Single Family Att	1.14%
PUD	26.33%
Condominium	3.72%
Cooperative Unit	0.41%
2-4 Family	2.11%

Documentation

Full Documentation	100.00%
Less than Full	0.00%

C-38

SEMT 2013-11	Ending Balance $	30 Day Delq #	30 Day Delq Balance $	30 Day Delq Balance %	60 Day Delq #	60 Day Delq Balance $	60 Day Delq Balance %	90+ Day Delq #	90+ Day Delq Balance $	90+ Day Delq Balance %	Cumulative Loss Amount $	Prepayment Amount $	Cumulative Prepayment Amount $	3 Month CPR	Cumulative CPR
Sep-13	345,785,449	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	33,602	33,602		0.12
Oct-13	344,841,067	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	438,188	438,188		0.82
Nov-13	343,148,879	1	518,467	0.15%	0	0	0.00%	0	0	0.00%	0.00	1,184,143	1,655,933	1.91	1.91
Dec-13	340,366,343	4	2,804,476	0.82%	0	0	0.00%	0	0	0.00%	0.00	2,272,928	3,928,861	4.45	3.39
Jan-14	338,417,822	2	1,818,279	0.53%	0	0	0.00%	0	0	0.00%	0.00	1,439,426	5,368,287	5.58	3.71

C-39

SEMT 2013-12

Original Pool Characteristics

Total Stated Principal Balance	$324,984,227
Number of Mortgage Loans	410
Average Stated Principal Balance	$792,644
Weighted Average Mortgage Rate	4.686%
Weighted Average Remaining Term to Maturity (in Months by Securitized Balance)	358
Weighted Average FICO (by Securitized Balance)	766
Weighted Average Loan-to-Value Ratio (by Original Balance)	69.83%

Mortgage Rate Range

3.501% - 3.750%	4.02%
3.751% - 4.000%	8.69%
4.001% - 4.250%	9.09%
4.251% - 4.500%	15.06%
4.501% - 4.750%	18.65%
4.751% - 5.000%	21.76%
5.001% - 5.250%	13.93%
5.251% - 5.500%	6.17%
5.501% - 5.750%	2.05%
5.751% - 6.000%	0.59%

Product Type

Fixed Rate 30YR	100.00%

Interest Only Loans

Yes	1.75%
No	98.25%

Geographic Distribution

CA	39.96%
TX	7.75%
NY	7.11%
MA	4.61%
WA	4.56%
VA	4.24%
CO	3.37%
AZ	2.85%
MD	2.41%
FL	2.07%
Other	21.07%

Occupancy

Primary	91.76%
Second Home	6.14%
Investment Property	2.10%

Property Type

Single Family Det	61.44%
Single Family Att	1.03%
PUD	25.02%
Condominium	8.21%
Cooperative Unit	1.76%
2-4 Family	2.53%

Documentation

Full Documentation	100.00%
Less than Full	0.00%

C-40

SEMT 2013-12	Ending Balance $	30 Day Delq #	30 Day Delq Balance $	30 Day Delq Balance %	60 Day Delq #	60 Day Delq Balance $	60 Day Delq Balance %	90+ Day Delq #	90+ Day Delq Balance $	90+ Day Delq Balance %	Cumulative Loss Amount $	Prepayment Amount $	Cumulative Prepayment Amount $	3 Month CPR	Cumulative CPR
Dec-13	321,988,340	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	2,579,300	2,579,300		9.14
Jan-14	317,860,871	2	1,682,789	0.52%	0	0	0.00%	0	0	0.00%	0.00	3,711,181	6,290,481		11.10

C-41

ANNEX D – FIRST REPUBLIC BANK STATIC POOL INFORMATION

The following tables set forth static pool information for mortgage loans similar to the mortgage loans of the issuing entity originated by First Republic Bank for the vintage origination years indicated. Similar mortgage loans that were originated and paid in full during the same vintage year are not included. Quarterly performance data is based on the specified pool of mortgage loans originated in each vintage year as constituted on the last business day of such vintage year. Accordingly delinquencies and prepayments that may have occurred during the year of origination are not shown.

All data should be reviewed in light of the following notes:

Calculations:
3 month CPR = 1-(1-(current balance from two periods prior -Current period’s current balance)/(current balance from two periods prior))^(4)

LTD CPR = 1-(1-(current balance from first period -Current period’s current balance)/(current balance from first period))^(12/total # of periods)

Amounts specified under the heading “Prepayment ($)” include only the amount of prepayments received in the last month of the specified quarter, while amounts included under the heading “LTD Prepayment ($)” include all payments of principal received to date, including scheduled amortization and partial and full prepayments of principal.

See also “Static Pool Information” in the prospectus supplement for a description of how the static pool information is calculated.

D-1

2008 Vintage Originations

Original Vintage Characteristics

Total Stated Principal Balance	$ 115,132,408.79
Number of Mortgage Loans	276
Average Stated Principal Balance	$417,146.41
Weighted Average Mortgage Rate	5.86%
Weight Average Margin (Hybrids only)	0
Weighted Average Remaining Term to Maturity	355
Weight Average Credit Score	773
Weighted Average Loan-to-Value Ratio	58.13%

Mortgage Rate Range (%)

	Number of Loans	Ending Balance ($)
0.000 - 0.249	20	3,113,409.35
4.250 - 4.499	1	415,000.00
4.500 - 4.749	5	2,193,000.00
4.750 - 4.999	6	3,671,750.00
5.000 - 5.249	12	3,455,358.90
5.250 - 5.499	35	17,023,740.95
5.500 - 5.749	36	14,519,770.97
5.750 - 5.999	62	25,237,958.32
6.000 - 6.249	51	24,371,940.88
6.250 - 6.499	27	9,809,055.30
6.500 - 6.749	9	3,289,671.91
6.750 - 6.999	9	4,624,108.33
7.000 - 7.249	1	1,836,023.29
7.750 - 7.999	1	837,370.59
8.000 - 8.249	1	734,250.00

Product Type

	Number of Loans	Ending Balance ($)
Fixed Rate	276	115,132,408.79
Hybrid	0	0.00

Interest Only Loans

	Number of Loans	Ending Balance ($)
Yes	4	4,092,500.00
No	272	111,039,908.79

Geographic Distribution

	Number of Loans	Ending Balance ($)
CA	222	92,188,929.01
NY	19	9,701,670.44
MA	6	2,987,546.40
CT	4	2,474,828.11
NJ	5	2,319,525.35
OR	3	890,680.17
AZ	3	692,331.45
IL	2	655,696.02
HI	2	646,878.55
NV	3	604,080.01

Occupancy

	Number of Loans	Ending Balance ($)
SFR - Owner-occupied (Primary Residence)	224	97,513,484.48
SFR - Non-owner-occupied (Investment Property)	34	10,026,999.56
SFR - Second Home/Vacation Home	18	7,591,924.75

D-2

Property Type

	Number of Loans	Ending Balance ($)
Single Family - Previously Occupied	138	67,751,570.90
Condominium	73	24,306,356.54
PUD	35	12,110,164.03
Cooperative Unit	16	5,195,315.34
2 Unit Residential	4	1,762,402.46
3 Unit Residential	4	1,716,207.55
4 Unit Residential	4	1,459,631.32
Single Family - Newly Built	2	830,760.65

Documentation

	Number of Loans	Ending Balance
Full Documentation	276	115,132,408.79
Less than Full	0	0.00

D-3

2008 Vintage	Ending Balance ($)	30 Day Delq #	30 Day Delq Balance	30 Day Delq Balance %	60 Day Delq #	60 Day Delq Balance	60 Day Delq Balance %	90+ Day Delq #	90+ Day Delq Balance	90+ Day Delq Balance %	Cumulative Loss Amount	Prepayment ($)	LTD Prepayment ($)	3 Month CPR	LTD CPR
1Q2009	107,137,687.53	0	0	0	0	0	0	0	0	0	0	1,324,690.58	4,745,265.14	14.40%	6.21%
2Q2009	98,399,758.94	0	0	0	0	0	0	0	0	0	0	3,077,148.99	13,169,006.43	27.61%	12.60%
3Q2009	94,496,947.54	0	0	0	0	0	0	0	0	0	0	1,624,655.3	16,776,639.80	13.47%	12.80%
4Q2009	88,053,133.33	0	0	0	0	0	0	0	0	0	0	2,4537,71.8	22,928,876.63	23.23%	14.71%
1Q2010	82,573,239.09	0	0	0	0	0	0	0	0	0	0	1,882,534.92	28,132,017.53	21.07%	15.71%
2Q2010	77,725,567.46	0	0	0	0	0	0	0	0	0	0	1,738,512.92	32,712,955.97	19.97%	16.23%
3Q2010	64,113,958.52	0	0	0	0	0	0	0	0	0	0	4,733,702.62	46,089,376.70	52.12%	21.25%
4Q2010	52,864,246.43	0	0	0	0	0	0	0	0	0	0	4,148,484.54	57,143,623.49	50.31%	24.95%
1Q2011	46,245,767.3	0	0	0	0	0	0	0	0	0	0	1,920,555.9	63,595,749.46	38.11%	26.28%
2Q2011	43,266,803.7	0	0	0	0	0	0	0	0	0	0	867,560.51	66,620,056.83	22.82%	25.92%
3Q2011	39,500,300.76	0	0	0	0	0	0	0	0	0	0	2,098,976.53	69,957,009.29	27.06%	25.77%
4Q2011	35,461,463.01	0	0	0	0	0	0	0	0	0	0	1,084,041.85	73,863,081.73	32.56%	26.12%
1Q2012	33,121,247.62	0	0	0	0	0	0	0	0	0	0	15,296.31	76,081,499.93	22.13%	25.63%
2Q2012	29,889,359.98	0	0	0	0	0	0	0	0	0	0	1,991,601.9	79,198,767.35	32.61%	25.90%
3Q2012	27,787,109.59	0	0	0	0	0	0	0	0	0	0	1,335,759.18	81,201,127.71	22.83%	25.58%
4Q2012	16,617,158.25	0	0	0	0	0	0	0	0	0	0	774,811.89	81,153,198.18	22.74%	26.75%
1Q2013	13,996,970.77	0	0	0	0	0	0	0	0	0	0	1,042,658.26	83,716,288.09	47.11%	26.80%
2Q2013	12,054,808.41	0	0	0	0	0	0	0	0	0	0	8,325.78	84,116,658.51	10.22%	26.09%
3Q2013	10,569,380.42	0	0	0	0	0	0	0	0	0	0	4,850.96	85,558,911.30	39.87%	25.69%
4Q2013	9,292,327.88	0	0	0	0	0	0	0	0	0	0	626,957.40	86,796,749.64	39.18%	25.34%

D-4

2009 Vintage Originations

Original Vintage Characteristics

Total Stated Principal Balance	$ 451,024,969.58
Number of Mortgage Loans	1,105
Average Stated Principal Balance	$408,167.39
Weighted Average Mortgage Rate	4.89%
Weight Average Margin (Hybrids only)	0
Weighted Average Remaining Term to Maturity	354
Weight Average Credit Score	778
Weighted Average Loan-to-Value Ratio	43.74%

Mortgage Rate Range (%)

	Number of Loans	Ending Balance ($)
3.750 - 3.999	15	6,713,831.54
4.000 - 4.249	18	6,920,057.68
4.250 - 4.499	96	40,472,576.35
4.500 - 4.749	277	98,902,253.94
4.750 - 4.999	374	144,612,183.94
5.000 - 5.249	147	69,273,495.73
5.250 - 5.499	99	45,892,731.98
5.500 - 5.749	49	25,124,859.48
5.750 - 5.999	17	7,369,153.72
6.000 - 6.249	8	3,357,673.99
6.250 - 6.499	4	1,477,579.14
6.750 - 6.999	1	908,572.09

Product Type

	Number of Loans	Ending Balance ($)
Fixed Rate	1105	451,024,969.58
Hybrid	0	0.00

Interest Only Loans

	Number of Loans	Ending Balance ($)
Yes	4	5,107,545.00
No	1101	445,917,424.58

Geographic Distribution

	Number of Loans	Ending Balance ($)
CA	865	357,580,921.28
NY	69	31,739,646.92
MA	58	23,274,098.58
OR	42	12,705,035.55
NJ	13	5,091,563.60
CT	8	3,374,371.02
WA	10	3,005,189.28
FL	5	2,026,147.97
HI	4	1,714,492.41
NV	4	1,363,982.83

Occupancy

	Number of Loans	Ending Balance ($)
SFR - Owner-occupied (Primary Residence)	942	390,215,573.39
SFR - Second Home/Vacation Home	111	43,188,311.23
SFR - Non-owner-occupied (Investment Property)	52	17,621,084.96

D-5

Property Type

	Number of Loans	Ending Balance ($)
Single Family - Previously Occupied	691	292,462,377.44
Condominium	210	78,471,813.28
PUD	114	44,403,599.72
Cooperative Unit	59	19,510,603.55
2 Unit Residential	18	7,955,721.44
4 Unit Residential	7	3,989,763.20
3 Unit Residential	3	2,389,763.73
Single Family - Newly Built	3	1,841,327.22

Documentation

	Number of Loans	Ending Balance($)
Full Documentation	1105	451,024,969.58
Less than Full	0	0.00

D-6

2009 Vintage	Ending Balance ($)	30 Day Delq #	30 Day Delq Balance	30 Day Delq Balance %	60 Day Delq #	60 Day Delq Balance	60 Day Delq Balance %	90+ Day Delq #	90+ Day Delq Balance	90+ Day Delq Balance %	Cumulative Loss Amount	Prepayment ($)	LTD Prepayment ($)	3 Month CPR	LTD CPR
1Q2010	441,887,356.26	0	0	0	0	0	0	0	0	0	0	610,681.76	8,853,841.40	2.56%	2.46%
2Q2010	435,565,382.39	0	0	0	0	0	0	0	0	0	0	1,194,279.23	12,859,083.39	3.57%	2.72%
3Q2010	401,673,644.64	0	0	0	0	0	0	0	0	0	0	18,076,826.12	45,685,169.28	26.81%	7.86%
4Q2010	361,837,594.06	0	0	0	0	0	0	0	0	0	0	14,226,870.32	84,007,088.80	31.78%	12.32%
1Q2011	346,715,023.44	0	0	0	0	0	0	0	0	0	0	2,924,701.98	97,690,268.22	13.76%	12.54%
2Q2011	335,613,735.68	0	0	0	0	0	0	0	0	0	0	3,991,270.97	107,366,203.65	10.60%	12.27%
3Q2011	301,469,292.27	0	0	0	0	0	0	0	0	0	0	21,610,185.17	140,152,985.16	33.34%	14.72%
4Q2011	259,508,345.61	0	0	0	0	0	0	0	0	0	0	15,152,161.93	180,922,584.46	41.66%	17.95%
1Q2012	219,897,354.86	0	0	0	0	0	0	0	0	0	0	13,480,032.52	219,507,897.84	45.37%	20.86%
2Q2012	194,802,584.53	0	0	0	0	0	0	0	0	0	0	7,540,493.78	243,683,161.48	35.39%	22.12%
3Q2012	161,956,016.31	0	0	0	0	0	0	0	0	0	0	15,086,049.25	275,728,521.72	49.77	24.51%
4Q2012	129,512,372.37	0	0	0	0	0	0	0	0	0	0	11,710,602.40	307,520,665.90	54.64%	27.12%
1Q2013	102,924,203.23	0	0	0	0	0	0	0	0	0	0	5,953,060.40	333,587,806.55	55.73%	29.30%
2Q2013	89,398,992.77	0	0	0	0	0	0	0	0	0	0	4,143,640.36	346,659,246.47	40.00%	29.80%
3Q2013	83,199,733.24	0	0	0	0	0	0	0	0	0	0	1,904,717.32	352,437,839.67	22.48%	29.26%
4Q2013	79,208,400.55	0	0	0	0	0	0	0	0	0	0	441,859.58	356,026,969.91	15.81%	28.43%

D-7

2010 Vintage Originations

Original Vintage Characteristics

Total Stated Principal Balance	$ 586,268,097.33
Number of Mortgage Loans	1065
Average Stated Principal Balance	$550,486.48
Weighted Average Mortgage Rate	4.66%
Weight Average Margin (Hybrids only)	0
Weighted Average Remaining Term to Maturity	357
Weight Average Credit Score	774
Weighted Average Loan-to-Value Ratio	49.99%

Mortgage Rate Range (%)

	Number of Loans	Ending Balance ($)
0.000 - 0.249	9	1,970,240.58
3.500 - 3.749	3	1,521,684.26
3.750 - 3.999	33	12,531,087.39
4.000 - 4.249	141	58,376,774.08
4.250 - 4.499	259	131,213,150.00
4.500 - 4.749	194	121,860,454.32
4.750 - 4.999	212	139,879,093.54
5.000 - 5.249	141	79,440,093.59
5.250 - 5.499	52	31,662,840.92
5.500 - 5.749	17	5,045,712.17
5.750 - 5.999	4	2,766,966.48

Product Type

	Number of Loans	Ending Balance ($)
Fixed Rate	1065	586,268,097.33
Hybrid	0	0.00

Interest Only Loans

	Number of Loans	Ending Balance ($)
Yes	1	1,100,000.00
No	1064	585,168,097.33

Geographic Distribution

	Number of Loans	Ending Balance ($)
CA	884	483,477,082.50
NY	73	49,898,910.49
MA	46	28,478,056.06
OR	13	6,311,178.89
NJ	5	2,656,253.77
NH	5	2,248,563.26
CT	5	2,616,476.39
AZ	5	1,478,514.68
WA	7	1,982,451.34
PA	3	1,236,133.71

Occupancy

	Number of Loans	Ending Balance ($)
SFR – Owner-occupied (Primary Residence)	897	519,855,452.46
SFR – Second Home/Vacation Home	73	34,079,639.84
SFR – Non-owner-occupied (Investment Property)	95	32,333,005.03

D-8

Property Type

	Number of Loans	Ending Balance ($)
Single Family – Previously Occupied	669	404,840,777.94
Condominium	171	71,854,419.50
PUD	111	50,724,325.91
Cooperative Unit	56	30,217,151.08
2 Unit Residential	23	13,421,060.88
4 Unit Residential	14	8,321,055.71
Single Family – Newly Built	15	4,417,914.26
3 Unit Residential	5	2,021,086.45
Townhouse	1	450,305.60

Documentation

	Number of Loans	Ending Balance
Full Documentation	1065	586,268,097.33
Less than Full	0	0.00

D-9

2010 Vintage	Ending Balance ($)	30 Day Delq #	30 Day Delq Balance	30 Day Delq Balance %	60 Day Delq #	60 Day Delq Balance	60 Day Delq Balance %	90+ Day Delq #	90+ Day Delq Balance	90+ Day Delq Balance %	Cumulative Loss Amount	Prepayment ($)	LTD Prepayment ($)	3 Month CPR	LTD CPR
1Q2011	579,863,200.79	0	0	0	0	0	0	0	0	0	0	747,809.57	19,581,784.39	2.70%	6.05%
2Q2011	573,216,601.59	0	0	0	0	0	0	0	0	0	0	1,211,979.84	23,953,097.72	2.97%	5.08%
3Q2011	558,135,727.05	0	0	0	0	0	0	0	0	0	0	8,386,194.69	36,758,448.30	8.61%	5.98%
4Q2011	511,155,652.10	0	0	0	0	0	0	0	0	0	0	15,006,376.06	81,179,007.42	27.83%	10.88%
1Q2012	470,879,272.75	0	0	0	0	0	0	0	0	0	0	11,979,954.59	119,448,607.45	26.04%	13.68%
2Q2012	432,841,624.98	0	0	0	0	0	0	0	0	0	0	9,669,715.99	155,615,969.07	26.73%	14.45%
3Q2012	372,968,576.02	0	0	0	0	0	0	0	0	0	0	22,915,495.40	213,791,164.56	43.05%	19.71%
4Q2012	305,831,422.69	0	0	0	0	0	0	0	0	0	0	25,733,620.08	278,387,954.37	50.91%	24.19%
1Q2013	250,689,111.35	0	0	0	0	0	0	0	0	0	0	15,912,795.11	332,348,947.82	50.68%	27.49%
2Q2013	215,036,106.02	0	0	0	0	0	0	0	0	0	0	11,571,544.30	366,981,655.05	42.64%	29.04%
3Q2013	197,235,556.68	0	0	0	0	0	0	0	0	0	0	1,846,810.05	383,857,637.82	26.59%	28.80%
4Q2013	189,015,522.69	0	0	0	0	0	0	0	0	0	0	1,074,519.63	391,189,480.51	13.92%	27.66%

D-10

2011 Vintage Originations

Original Vintage Characteristics

Total Stated Principal Balance	$ 667,023,141.74
Number of Mortgage Loans	981
Average Stated Principal Balance	$679,942.04
Weighted Average Mortgage Rate	4.55%
Weight Average Margin (Hybrids only)	0
Weighted Average Remaining Term to Maturity	357
Weight Average Credit Score	773
Weighted Average Loan-to-Value Ratio	56.65%

Mortgage Rate Range (%)

	Number of Loans	Ending Balance ($)
3.000 - 3.249	3	1,033,050.00
3.250 - 3.499	1	123,790.30
3.500 - 3.749	21	7,114,601.00
3.750 - 3.999	111	41,513,810.57
4.000 - 4.249	178	104,318,473.33
4.250 - 4.499	178	137,768,514.53
4.500 - 4.749	183	139,569,449.00
4.750 - 4.999	171	130,155,362.55
5.000 - 5.249	96	80,531,104.69
5.250 - 5.499	31	20,572,406.69
5.500 - 5.749	8	4,322,579.08

Product Type

	Number of Loans	Ending Balance ($)
Fixed Rate	981	667,023,141.74
Hybrid	0	0.00

Interest Only Loans

	Number of Loans	Ending Balance ($)
Yes	48	58,801,208.32
No	933	608,221,933.40

Geographic Distribution

	Number of Loans	Ending Balance ($)
CA	783	528,994,722.53
NY	68	60,620,295.87
MA	63	43,138,745.30
CT	9	7,033,182.24
OR	23	7,193,379.23
NJ	5	5,384,563.33
NV	5	2,809,397.15
ID	4	2,632,473.71
HI	2	1,891,168.52
FL	4	1,838,700.73

Occupancy

	Number of Loans	Ending Balance ($)
SFR - Owner-occupied (Primary Residence)	793	580,787,033.11
SFR - Second Home/Vacation Home	91	51,170,679.26
SFR - Non-owner-occupied (Investment Property)	97	35,065,429.37

D-11

Property Type

	Number of Loans	Ending Balance ($)
Single Family - Previously Occupied	619	458,779,273.95
Condominium	170	91,767,285.79
PUD	102	58,368,252.40
Cooperative Unit	38	26,175,588.72
2 Unit Residential	36	22,301,449.23
4 Unit Residential	10	5,608,244.98
3 Unit Residential	5	3,608,965.59
Single Family - Newly Built	1	414,081.08

Documentation

	Number of Loans	Ending Balance ($)
Full Documentation	981	667,023,141.74
Less than Full	0	0.00

D-12

2011 Vintage	Ending Balance ($)	30 Day Delq #	30 Day Delq Balance	30 Day Delq Balance %	60 Day Delq #	60 Day Delq Balance	60 Day Delq Balance %	90+ Day Delq #	90+ Day Delq Balance	90+ Day Delq Balance %	Cumulative Loss Amount	Prepayment ($)	LTD Prepayment ($)	3 Month CPR	LTD CPR
1Q2012	646,756,918.99	0	0	0	0	0	0	0	0	0	0	5,397,964.44	49,984,006.34	11.88%	13.43%
2Q2012	624,040,897.06	0	0	0	0	0	0	0	0	0	0	9,268,409.54	69,509,527.53	11.43%	13.28%
3Q2012	567,335,515.11	0	0	0	0	0	0	0	0	0	0	20,542,962.94	120,970,544.12	28.72%	18.19%
4Q2012	491,924,069.28	0	0	0	0	0	0	0	0	0	0	29,385,338.28	187,627,089.29	38.17%	23.68%
1Q2013	428,714,923.44	0	0	0	0	0	0	0	0	0	0	18,017,953.52	243,870,762.26	36.51%	27.02%
2Q2013	375,047,033.82	0	0	0	0	0	0	0	0	0	0	13,685,103.25	284,035,530.04	31.28%	28.23%
3Q2013	354,100,526.44	0	0	0	0	0	0	0	0	0	0	1,882,704.47	300,495,273.78	15.76%	26.97%
4Q2013	341,491,675.12	0	0	0	0	0	0	0	0	0	0	2,237,908.88	311,277,119.00	11.56%	25.49%

D-13

2012 Vintage Originations

Original Vintage Characteristics

Total Stated Principal Balance	$ 1,643,750,181.13
Number of Mortgage Loans	2,651
Average Stated Principal Balance	$620,049.11
Weighted Average Mortgage Rate	3.85%
Weight Average Margin (Hybrids only)	0
Weighted Average Remaining Term to Maturity	356
Weight Average Credit Score	773
Weighted Average Loan-to-Value Ratio	57.98%

Mortgage Rate Range (%)

	Number of Loans	Ending Balance ($)
0.000 - 0.249	19	2,844,558.39
2.500 - 2.749	2	272,000.00
2.750 - 2.999	26	7,254,955.14
3.000 - 3.249	85	34,080,323.78
3.250 - 3.499	323	164,791,173.30
3.500 - 3.749	675	399,010,371.48
3.750 - 3.999	784	478,548,093.19
4.000 - 4.249	431	319,033,519.32
4.250 - 4.499	233	191,192,725.57
4.500 - 4.749	66	43,542,373.32
4.750 - 4.999	6	2,337,261.13
5.000 - 5.249	1	842,826.51

Product Type

	Number of Loans	Ending Balance ($)
Fixed Rate	2,651	1,643,750,181.13
Hybrid	0	0.00

Interest Only Loans

	Number of Loans	Ending Balance ($)
Yes	160	197,992,361.86
No	2,491	1,445,757,819.27

Geographic Distribution

	Number of Loans	Ending Balance ($)
CA	2,030	1,274,482,131.56
MA	264	150,764,661.05
NY	158	115,876,330.71
CT	28	29,572,324.52
OR	77	25,167,979.55
NJ	37	21,876,604.09
WA	9	4,161,859.89
CO	6	2,324,020.48
HI	6	3,151,782.41
FL	7	1,978,584.63

Occupancy

	Number of Loans	Ending Balance ($)
SFR - Owner-occupied (Primary Residence)	2,097	1,394,116,773.71
SFR - Second Home/Vacation Home	215	119,285,860.85
SFR - Non-owner-occupied (Investment Property)	339	130,347,546.57

D-14

Property Type

	Number of Loans	Ending Balance ($)
Single Family - Previously Occupied	1,630	1,103,706,431.13
Condominium	521	251,809,868.78
PUD	232	138,572,288.27
Cooperative Unit	108	50,122,964.07
2 Unit Residential	78	45,708,719.42
4 Unit Residential	30	18,050,339.00
3 Unit Residential	41	27,610,121.91
Single Family - Newly Built	9	5,881,448.65
Townhouse	2	2,287,999.90

Documentation

	Number of Loans	Ending Balance ($)
Full Documentation	2,651	1,643,750,181.13
Less than Full	0	0.00

D-15

2012 Vintage	Ending Balance ($)	30 Day Delq #	30 Day Delq Balance	30 Day Delq Balance %	60 Day Delq #	60 Day Delq Balance	60 Day Delq Balance %	90+ Day Delq #	90+ Day Delq Balance	90+ Day Delq Balance %	Cumulative Loss Amount	Prepayment ($)	LTD Prepayment ($)	3 Month CPR	LTD CPR
1Q2013	1,597,856,249.82	0	0	0	0	0	0	0	0	0	0	9,174,265.26	55,650,547.52	8.87%	6.18%
2Q2013	1,553,713,882.65	0	0	0	0	0	0	0	0	0	0	13,204,667.29	88,743,411.06	7.96%	7.04%
3Q2013	1,529,510,654.41	0	0	0	0	0	0	0	0	0	0	1,763,800.14	106,356,436.23	4.41%	6.58%
4Q2013	1,509,080,007.20	1	117,540.76	0	0	0	0	0	0	0	0	3,199,056.64	116,761,537.74	2.69%	5.92%

D-16

2013 Vintage Originations

Original Vintage Characteristics

Total Stated Principal Balance	2,123,763,028.64
Number of Mortgage Loans	2,697.00
Average Stated Principal Balance	787,453.85
Weighted Average Mortgage Rate	3.65
Weight Average Margin (Hybrids only)	0
Weighted Average Remaining Term to Maturity	353
Weight Average Credit Score	770
Weighted Average Loan-to-Value Ratio	60.52

Mortgage Rate Range (%)

	Number of Loans	Ending Balance ($)
2.750 - 2.999	22	9,379,844.97
3.000 - 3.249	102	82,567,635.62
3.250 - 3.499	707	643,317,110.23
3.500 - 3.749	966	767,955,842.28
3.750 - 3.999	383	296,350,235.10
4.000 - 4.249	200	118,609,840.02
4.250 - 4.499	167	109,056,388.65
4.500 - 4.749	82	52,299,325.61
4.750 - 4.999	46	28,751,673.31
5.000 - 5.249	12	6,943,488.92
5.250 - 5.499	7	7181283.16
5.500 - 5.749	2	848659.39
6.250 - 6.499	1	501,701.38

Product Type

	Number of Loans	Ending Balance ($)
Fixed Rate	2697	2,123,763,028.64
Hybrid	0	0.00

Interest Only Loans

	Number of Loans	Ending Balance ($)
Yes	259	337,571,181.34
No	2438	1,786,191,847.30

Geographic Distribution

	Number of Loans	Ending Balance ($)
CA	1868	1,416,168,858.78
NY	293	298,204,772.77
MA	345	265,796,321.58
CT	25	29,565,882.06
NJ	37	26,652,549.79
OR	31	17,116,198.45
HI	7	12,992,588.34
FL	12	8,325,576.11
CO	6	6,443,375.32
NV	8	5,564,135.38

Occupancy

	Number of Loans	Ending Balance ($)
SFR - Owner-occupied (Primary Residence)	2195	1,835,152,237.52
SFR - Second Home/Vacation Home	196	154,628,855.50
SFR - Non-owner-occupied (Investment Property)	306	133,981,935.62

D-17

Property Type

	Number of Loans	Ending Balance ($)
Single Family - Previously Occupied	1592	1,360,835,829.17
Condominium	598	369,788,090.45
PUD	195	150,333,308.83
Cooperative Unit	126	84,499,565.97
2 Unit Residential	94	72,860,322.38
4 Unit Residential	35	24,994,065.47
3 Unit Residential	43	35,714,102.62
Single Family - Newly Built	11	16,250,032.80
Townhouse	2	4,487,710.95

Documentation

	Number of Loans	Ending Balance ($)
Full Documentation	2697	2,123,763,028.64
Less than Full	0	0.00

D-18

EXHIBIT A – MARCH 2014 MONTHLY REPORT

A-1

Distribution Date:	03/25/2014	Sequoia Mortgage Trust
Determination Date:	03/17/2014
Mortgage Pass-Through Certificates
Series 2013-2

Distribution Summary

DISTRIBUTION IN DOLLARS

		Prior	Pass-								Current
	Original	Principal	Through	Accrual	Accrual	Interest	Principal	Total	Deferred	Realized	Principal
Class	Balance	Balance	Rate	Day Count	Dates	Distributed	Distributed	Distributed	Interest	Loss	Balance
(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)=(7+8)	(10)	(11)	(12)=(3-8+10-11)

A	619,163,000.00	548,274,150.06	1.874000%	30 / 360	02/01 - 02/28	856,221.46	5,471,731.12	6,327,952.58	0.00	0.00	542,802,418.94

B-1	14,654,000.00	14,378,952.32	3.663709%	30 / 360	02/01 - 02/28	43,900.25	21,746.25	65,646.50	0.00	0.00	14,357,206.07

B-2	12,657,000.00	12,419,434.93	3.663709%	30 / 360	02/01 - 02/28	37,917.66	18,782.74	56,700.40	0.00	0.00	12,400,652.19

B-3	6,661,000.00	6,535,976.62	3.663709%	30 / 360	02/01 - 02/28	19,954.93	9,884.80	29,839.73	0.00	0.00	6,526,091.82

B-4	5,662,000.00	5,555,727.31	3.663709%	30 / 360	02/01 - 02/28	16,962.14	8,402.30	25,364.44	0.00	0.00	5,547,325.01

B-5	7,328,404.00	7,190,854.50	3.663709%	30 / 360	02/01 - 02/28	21,954.34	10,875.21	32,829.55	0.00	0.00	7,179,979.29

LT-R	0.00	0.00	0.000000%	-	-	0.00	0.00	0.00	0.00	0.00	0.00

R	0.00	0.00	0.000000%	-	-	0.00	0.00	0.00	0.00	0.00	0.00

Totals	666,125,404.00	594,355,095.74				996,910.78	5,541,422.42	6,538,333.20	0.00	0.00	588,813,673.32

Notional Classes

A-IO1	619,163,000.00	548,274,150.06	0.626000%	30 / 360	02/01 - 02/28	286,016.35	0.00	286,016.35	0.00	0.00	542,802,418.94

A-IO2	619,163,000.00	548,274,150.06	1.163709%	30 / 360	02/01 - 02/28	531,693.06	0.00	531,693.06	0.00	0.00	542,802,418.94

Totals	1,238,326,000.00	1,096,548,300.12				817,709.41	0.00	817,709.41	0.00	0.00	1,085,604,837.88

Distribution Summary (Factors)

PER $1,000 OF ORIGINAL BALANCE

			Prior						Current
		Record	Principal	Interest	Principal	Total	Deferred	Realized	Principal
Class	CUSIP	Date	Balance	Distributed	Distributed	Distributed	Interest	Loss	Balance
			(3/2 x 1000)	(7/2 x 1000)	(8/2 x 1000)	(9/2 x 1000)	(10/2 x 1000)	(11/2 x 1000)	(12/2 x 1000)

A	81745MAA9	02/28/2014	885.508582	1.382869	8.837303	10.220172	0.000000	0.000000	876.671279

B-1	81745MAD3	02/28/2014	981.230539	2.995786	1.483980	4.479767	0.000000	0.000000	979.746559

B-2	81745MAE1	02/28/2014	981.230539	2.995786	1.483980	4.479766	0.000000	0.000000	979.746558

B-3	81745MAF8	02/28/2014	981.230539	2.995786	1.483981	4.479767	0.000000	0.000000	979.746558

B-4	81745MAG6	02/28/2014	981.230539	2.995786	1.483981	4.479767	0.000000	0.000000	979.746558

B-5	81745MAH4	02/28/2014	981.230634	2.995787	1.483981	4.479768	0.000000	0.000000	979.746653

LT-R	81745MAK7	02/28/2014	0.000000	0.000000	0.000000	0.000000	0.000000	0.000000	0.000000

R	81745MAJ0	02/28/2014	0.000000	0.000000	0.000000	0.000000	0.000000	0.000000	0.000000

A-IO1	81745MAB7	02/28/2014	885.508582	0.461940	0.000000	0.461940	0.000000	0.000000	876.671279

A-IO2	81745MAC5	02/28/2014	885.508582	0.858729	0.000000	0.858729	0.000000	0.000000	876.671279

A-2

Distribution Date:	03/25/2014	Sequoia Mortgage Trust
Determination Date:	03/17/2014
Mortgage Pass-Through Certificates
Series 2013-2

Interest Distribution Detail

DISTRIBUTION IN DOLLARS

	Prior	Pass-	Next Pass-	Interest	Optimal	Prior	Interest on	Non-Recov.				Current
	Principal	Through	Through	Accrual Day	Accrued	Unpaid	Prior Unpaid	Interest	Interest	Deferred	Interest	Unpaid
Class	Balance	Rate	Rate	Cnt Fraction	Interest	Interest	Interest	Shortfall	Due	Interest	Distributed	Interest
(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)=(6)+(7)+(8)-(9)	(11)	(12)	(13)=(10)-(11)-(12)

A	548,274,150.06	1.874000%	1.874000%	30 / 360	856,221.46	0.00	0.00	0.00	856,221.46	0.00	856,221.46	0.00

B-1	14,378,952.32	3.663709%	3.663643%	30 / 360	43,900.25	0.00	0.00	0.00	43,900.25	0.00	43,900.25	0.00

B-2	12,419,434.93	3.663709%	3.663643%	30 / 360	37,917.66	0.00	0.00	0.00	37,917.66	0.00	37,917.66	0.00

B-3	6,535,976.62	3.663709%	3.663643%	30 / 360	19,954.93	0.00	0.00	0.00	19,954.93	0.00	19,954.93	0.00

B-4	5,555,727.31	3.663709%	3.663643%	30 / 360	16,962.14	0.00	0.00	0.00	16,962.14	0.00	16,962.14	0.00

B-5	7,190,854.50	3.663709%	3.663643%	30 / 360	21,954.34	0.00	0.00	0.00	21,954.34	0.00	21,954.34	0.00

LT-R	0.00	0.000000%	-	-	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

R	0.00	0.000000%	-	-	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Totals	594,355,095.74				996,910.78	0.00	0.00	0.00	996,910.78	0.00	996,910.78	0.00

Notional Classes

A-IO1	548,274,150.06	0.626000%	0.626000%	30 / 360	286,016.35	0.00	0.00	0.00	286,016.35	0.00	286,016.35	0.00

A-IO2	548,274,150.06	1.163709%	1.163643%	30 / 360	531,693.06	0.00	0.00	0.00	531,693.06	0.00	531,693.06	0.00

Totals	1,096,548,300.12				817,709.41	0.00	0.00	0.00	817,709.41	0.00	817,709.41	0.00

A-3

Distribution Date:	03/25/2014	Sequoia Mortgage Trust
Determination Date:	03/17/2014
Mortgage Pass-Through Certificates
Series 2013-2

Principal Distribution Detail

DISTRIBUTION IN DOLLARS

		Prior	Scheduled	Unscheduled		Current	Current	Current	Cumulative	Original	Current	Original	Current
	Original	Principal	Principal	Principal	Accreted	Realized	Principal	Principal	Realized	Class	Class	Credit	Credit
Class	Balance	Balance	Distribution	Distribution	Principal	Losses	Recoveries	Balance	Losses	(%)	(%)	Support	Support
(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)=(3)-(4)-(5)+ (6)-(7)+(8)	(10)	(11)	(12)	(13)	(14)

A	619,163,000.00	548,274,150.06	829,191.77	4,642,539.35	0.00	0.00	0.00	542,802,418.94	0.00	92.95%	92.19%	7.05%	7.81%

B-1	14,654,000.00	14,378,952.32	21,746.25	0.00	0.00	0.00	0.00	14,357,206.07	0.00	2.20%	2.44%	4.85%	5.38%

B-2	12,657,000.00	12,419,434.93	18,782.74	0.00	0.00	0.00	0.00	12,400,652.19	0.00	1.90%	2.11%	2.95%	3.27%

B-3	6,661,000.00	6,535,976.62	9,884.80	0.00	0.00	0.00	0.00	6,526,091.82	0.00	1.00%	1.11%	1.95%	2.16%

B-4	5,662,000.00	5,555,727.31	8,402.30	0.00	0.00	0.00	0.00	5,547,325.01	0.00	0.85%	0.94%	1.10%	1.22%

B-5	7,328,404.00	7,190,854.50	10,875.21	0.00	0.00	0.00	0.00	7,179,979.29	0.00	1.10%	1.22%	0.00%	0.00%

Totals	666,125,404.00	594,355,095.74	898,883.07	4,642,539.35	0.00	0.00	0.00	588,813,673.32	0.00	100%	100%

Reconciliation Detail

SOURCE OF FUNDS

Interest Funds Available

Scheduled Interest	1,945,378.45

Uncompensated PPIS	0.00

Relief Act Shortfall	0.00

Other Expenses	0.00

Losses in Excess of Principal Balance	0.00

Stop Advance Interest	0.00

Other Interest Reductions	0.00

Total Interest Funds Available:		1,945,378.45

Principal Funds Available

Scheduled Principal	898,883.07

Curtailments	149,739.94

Curtailments Adjustments	0.00

Prepayments in Full	4,492,799.41

Liquidation Principal	0.00

Repurchased Principal	0.00

Other Principal	0.00

Substitution Principal	0.00

Principal Losses and Forgiveness	0.00

Subsequent Recoveries / (Losses)	0.00

Total Principal Funds Available:		5,541,422.42

Total Funds Available		7,486,800.87

A-4

Distribution Date:	03/25/2014	Sequoia Mortgage Trust
Determination Date:	03/17/2014
Mortgage Pass-Through Certificates
Series 2013-2

ALLOCATION OF FUNDS

Scheduled Fees

Master Servicing Fee	1,807.82

Servicing Fee	123,824.09

Trustee Fee	421.04

Securities Administrator Fee	4,705.31

Total Scheduled Fees:		130,758.26

Additional Fees, Expenses, etc.

Trust Fund Expenses	0.00

Other Expenses	0.00

Total Additional Fees, Expenses, etc.:		0.00

Distribution to Certificateholders

Interest Distribution	1,814,620.19

Principal Distribution	5,541,422.42

Total Distribution to Certificateholders:		7,356,042.61

Total Funds Allocated		7,486,800.87

A-5

Distribution Date:	03/25/2014	Sequoia Mortgage Trust
Determination Date:	03/17/2014
Mortgage Pass-Through Certificates
Series 2013-2

Collateral Summary

ASSET CHARACTERISTICS

	Cut-Off	Beginning	Ending	Delta or % of Orig

Aggregate Stated Principal Balance	666,125,404.69	594,355,095.74	588,813,673.32	88.39%

Aggregate Actual Principal Balance	666,125,404.69	595,088,727.69	589,544,837.71	88.50%

Loan Count	777	715	712	65

Weighted Average Coupon Rate (WAC)	3.946533%	3.927709%	3.927643%	-0.018890%

Net Weighted Average Coupon Rate (Net WAC)	3.682533%	3.663709%	3.663643%	-0.018890%

Weighted Average Remaining Term (WART in months)	353	341	340	13

AVAILABLE PRINCIPAL

Scheduled Principal	898,883.07

Curtailments	149,739.94

Curtailments Adjustments	0.00

Prepayments in Full	4,492,799.41

Liquidation Principal	0.00

Repurchased Principal	0.00

Other Principal	0.00

Substitution Principal	0.00

Principal Losses and Forgiveness	0.00

Subsequent Recoveries / (Losses)	0.00

TOTAL AVAILABLE PRINCIPAL	5,541,422.42

Realized Loss Summary

Principal Losses and Forgiveness	0.00

Losses in Excess of Principal Balance	0.00

Subsequent (Recoveries) / Losses	0.00

Cumulative Realized Losses	0.00

AVAILABLE INTEREST

Scheduled Interest	1,945,378.45

Less: Master Servicing Fee	1,807.82

Servicing Fee	123,824.09

Trustee Fee	421.04

Securities Administrator Fee	4,705.31

Uncompensated PPIS	0.00

Relief Act Shortfall	0.00

Other Expenses	0.00

Losses in Excess of Principal Balance	0.00

Stop Advance Interest	0.00

Other Interest Reductions	0.00

TOTAL AVAILABLE INTEREST	1,814,620.19

A-6

Distribution Date:	03/25/2014	Sequoia Mortgage Trust
Determination Date:	03/17/2014
Mortgage Pass-Through Certificates
Series 2013-2

Stratification Detail

Loan Rate

	# of	Ending Sched	% of Agg
Loan Rate	Loans	Balance	Balance	WAC	WART

3.00 or Less	2	591,319.62	0.10	3.0000	333
3.01 to 3.25	6	5,895,123.61	1.00	3.2303	248
3.26 to 3.50	26	19,238,851.52	3.27	3.4394	322
3.51 to 3.75	155	135,836,385.46	23.07	3.7014	339
3.76 to 4.00	316	257,054,995.27	43.66	3.9236	342
4.01 to 4.25	165	137,646,532.51	23.38	4.1485	341
4.26 to 4.50	31	26,766,899.85	4.55	4.3479	341
4.51 to 4.75	11	5,783,565.48	0.98	4.6503	333
4.76 to 5.00		0.00	0.00	0.0000
5.01 to 5.25		0.00	0.00	0.0000
5.26 to 5.50		0.00	0.00	0.0000
5.51 to 5.75		0.00	0.00	0.0000
5.76 to 6.00		0.00	0.00	0.0000
6.01 or Greater		0.00	0.00	0.0000
Totals	712	588,813,673.32	100.00	3.9276	339

Ending Scheduled Balance

Ending Sched	# of	Ending Sched	% of Agg
Balance	Loans	Balance	Balance	WAC	WART

1 to 150,000	8	893,330.55	0.15	3.9480	336
150,001 to 300,000	25	5,397,241.19	0.92	3.9926	336
300,001 to 450,000	30	11,823,440.90	2.01	3.8345	335
450,001 to 600,000	136	73,577,487.55	12.50	3.9580	339
600,001 to 750,000	161	108,650,430.55	18.45	3.9352	338
750,001 to 900,000	133	110,223,551.45	18.72	3.9542	337
900,001 to 1,050,000	92	88,817,024.06	15.08	3.9385	337
1,050,001 to 1,200,000	46	51,397,100.66	8.73	3.8953	342
1,200,001 to 1,350,000	16	20,213,307.48	3.43	3.9302	343
1,350,001 to 1,500,000	28	40,124,695.48	6.81	3.9265	342
1,500,001 to 1,650,000	6	9,454,466.57	1.61	3.7845	344
1,650,001 to 1,800,000	5	8,681,099.62	1.47	3.9895	342
1,800,001 to 1,950,000	11	21,115,526.57	3.59	3.8186	343
1,950,001 or Greater	15	38,444,970.69	6.53	3.8902	340
Totals	712	588,813,673.32	100.00	3.9276	339

A-7

Distribution Date:	03/25/2014	Sequoia Mortgage Trust
Determination Date:	03/17/2014
Mortgage Pass-Through Certificates
Series 2013-2

Delinquency Information

	DELINQUENT			BANKRUPTCY			FORECLOSURE			REO			TOTAL

Days	Balance	Count	Days	Balance	Count	Days	Balance	Count	Days	Balance	Count	Days	Balance	Count

			< 30	0.00	0	< 30	0.00	0	< 30	0.00	0	< 30	0.00	0
				0.000000%	0.0%		0.000000%	0.0%		0.000000%	0.0%		0.000000%	0.0%

30-59	513,566.07	1	30-59	0.00	0	30-59	0.00	0	30-59	0.00	0	30-59	513,566.07	1
	0.087220%	0.1%		0.000000%	0.0%		0.000000%	0.0%		0.000000%	0.0%		0.087220%	0.1%

60-89	0.00	0	60-89	0.00	0	60-89	0.00	0	60-89	0.00	0	60-89	0.00	0
	0.000000%	0.0%		0.000000%	0.0%		0.000000%	0.0%		0.000000%	0.0%		0.000000%	0.0%

90-119	0.00	0	90-119	0.00	0	90-119	0.00	0	90-119	0.00	0	90-119	0.00	0
	0.000000%	0.0%		0.000000%	0.0%		0.000000%	0.0%		0.000000%	0.0%		0.000000%	0.0%

120-149	0.00	0	120-149	0.00	0	120-149	0.00	0	120-149	0.00	0	120-149	0.00	0
	0.000000%	0.0%		0.000000%	0.0%		0.000000%	0.0%		0.000000%	0.0%		0.000000%	0.0%

150-179	0.00	0	150-179	0.00	0	150-179	0.00	0	150-179	0.00	0	150-179	0.00	0
	0.000000%	0.0%		0.000000%	0.0%		0.000000%	0.0%		0.000000%	0.0%		0.000000%	0.0%

180+	0.00	0	180+	0.00	0	180+	0.00	0	180+	0.00	0	180+	0.00	0
	0.000000%	0.0%		0.000000%	0.0%		0.000000%	0.0%		0.000000%	0.0%		0.000000%	0.0%

Total	513,566.07	1	Total	0.00	0	Total	0.00	0	Total	0.00	0	Total	513,566.07	1
	0.087220%	0.1%		0.000000%	0.0%		0.000000%	0.0%		0.000000%	0.0%		0.087220%	0.1%

Principal and Interest Advances								N/A

A-8

Distribution Date:	03/25/2014	Sequoia Mortgage Trust
Determination Date:	03/17/2014
Mortgage Pass-Through Certificates
Series 2013-2

Historical Delinquency Information

Distribution	1 Month		2 Month		3 + Month		Bankruptcy		Foreclosure		REO		Total
Date	Balance	Cnt	Balance	Cnt	Balance	Cnt	Balance	Cnt	Balance	Cnt	Balance	Cnt	Balance	Cnt

03/2014	513,566	1	0	0	0	0	0	0	0	0	0	0	513,566	1
	0.087%	0.1%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.087%	0.1%

02/2014	1,302,480	2	0	0	0	0	0	0	0	0	0	0	1,302,480	2
	0.219%	0.3%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.219%	0.3%

01/2014	0	0	0	0	0	0	0	0	0	0	0	0	0	0
	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%

12/2013	0	0	0	0	0	0	0	0	0	0	0	0	0	0
	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%

11/2013	0	0	0	0	0	0	0	0	0	0	0	0	0	0
	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%

10/2013	650,134	1	0	0	0	0	0	0	0	0	0	0	650,134	1
	0.106%	0.1%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.106%	0.1%

09/2013	0	0	0	0	0	0	0	0	0	0	0	0	0	0
	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%

08/2013	0	0	0	0	0	0	0	0	0	0	0	0	0	0
	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%

07/2013	0	0	0	0	0	0	0	0	0	0	0	0	0	0
	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%

06/2013	2,272,072	2	0	0	0	0	0	0	0	0	0	0	2,272,072	2
	0.358%	0.3%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.358%	0.3%

A-9

Distribution Date:	03/25/2014	Sequoia Mortgage Trust
Determination Date:	03/17/2014
Mortgage Pass-Through Certificates
Series 2013-2

Standard Prepayment and Default Information

	Wtd. Avg.	Current
Payment	Age	Collateral	Scheduled	Unscheduled	Liquidation
Date	(Months)	Balance	Principal	Principal	Principal	SMM	CPR	PSA	MDR	CDR	SDA

25-Mar-2014	17.65	588,813,673.32	898,883.07	4,642,539.35	0.00	0.782%	8.994%	255%	0.000%	0.000%	0%
25-Feb-2014	16.69	594,355,095.74	901,782.35	4,143,011.45	0.00	0.692%	7.998%	240%	0.000%	0.000%	0%
27-Jan-2014	15.70	599,399,889.54	899,677.64	1,131,519.03	0.00	0.188%	2.238%	71%	0.000%	0.000%	0%
26-Dec-2013	14.69	601,431,086.21	898,852.58	3,554,974.65	0.00	0.588%	6.828%	232%	0.000%	0.000%	0%
25-Nov-2013	13.77	605,884,913.44	904,697.19	6,391,467.29	0.00	1.044%	11.832%	430%	0.000%	0.000%	0%
25-Oct-2013	12.78	613,181,077.92	901,475.24	82,481.46	0.00	0.013%	0.161%	6%	0.000%	0.000%	0%
25-Sep-2013	11.78	614,165,034.62	902,330.49	2,337,626.48	0.00	0.379%	4.456%	189%	0.000%	0.000%	0%
26-Aug-2013	10.80	617,404,991.59	907,664.51	4,737,885.07	0.00	0.762%	8.765%	406%	0.000%	0.000%	0%
25-Jul-2013	9.77	623,050,541.17	917,690.82	9,864,457.98	0.00	1.559%	17.180%	879%	0.000%	0.000%	0%
25-Jun-2013	8.84	633,832,689.97	927,528.38	7,527,524.03	0.00	1.174%	13.210%	747%	0.000%	0.000%	0%

SMM (Single Month Mortality) = (Beginning Balance - Ending Balance - Scheduled Principal) / (Beginning Balance - Scheduled Principal)	MDR (Monthly Default Rate) = Beginning Balance of Liquidated Asset / Total Beginning Balance

CPR (Constant Prepayment Rate) = 1 - ((1-SMM)^12)	CDR (Conditional Default Rate) = 1 - ((1-MDR)^12)

PSA (Public Securities Association) = CPR / (min(.2% * Age, 6%))	SDA (Standard Default Assumption) = CDR / (min(.2% * Age, 6%))

A-10

Distribution Date:	03/25/2014	Sequoia Mortgage Trust
Determination Date:	03/17/2014
Mortgage Pass-Through Certificates
Series 2013-2

Waterfall Detail

DISTRIBUTIONS	Amount	Remaining Available
	Distributed	Funds

Available Distribution Amount		7,356,042.61

Senior Certificates, the Interest Distribution Amount and unpaid Interest Shortfalls	(1,673,930.87)	5,682,111.74

Senior Certificates, the Senior Principal Distribution Amount	(5,471,731.12)	210,380.62

Class B-1 Certificates, the Interest Distribution Amount and unpaid Interest Shortfalls	(43,900.25)	166,480.37

Class B-1 Certificates, the Subordinate Principal Distribution Amount	(21,746.25)	144,734.12

Class B-2 Certificates, the Interest Distribution Amount and unpaid Interest Shortfalls	(37,917.66)	106,816.46

Class B-2 Certificates, the Subordinate Principal Distribution Amount	(18,782.74)	88,033.72

Class B-3 Certificates, the Interest Distribution Amount and unpaid Interest Shortfalls	(19,954.93)	68,078.79

Class B-3 Certificates, the Subordinate Principal Distribution Amount	(9,884.80)	58,193.99

Class B-4 Certificates, the Interest Distribution Amount and unpaid Interest Shortfalls	(16,962.14)	41,231.85

Class B-4 Certificates, the Subordinate Principal Distribution Amount	(8,402.30)	32,829.55

Class B-5 Certificates, the Interest Distribution Amount and unpaid Interest Shortfalls	(21,954.34)	10,875.21

Class B-5 Certificates, the Subordinate Principal Distribution Amount	(10,875.21)	0.00

Class LT-R and R Certificates, any remaining amounts	0.00	0.00

A-11

Distribution Date:	03/25/2014	Sequoia Mortgage Trust
Determination Date:	03/17/2014
Mortgage Pass-Through Certificates
Series 2013-2

Other Information

Principal Percentages

Senior Percentage	92.246900%
Subordinate Percentage	7.753100%
Senior Prepayment Percentage	100.000000%
Subordinate Prepayment Percentage	0.000000%

Other Information

Step-Down Test satisfied?	Yes

A-12

Distribution Date:	03/25/2014	Sequoia Mortgage Trust
Determination Date:	03/17/2014
Mortgage Pass-Through Certificates
Series 2013-2

Voluntary Prepayments, Repurchases, and Substitutions

				Scheduled
			Original	Principal	Principal	Prepayment	Prepayment	Current
	Principal Pay		Principal	Balance at	Pay Down	Penalties	Penalties	Note	Original	Original
Loan Number	Down Date	Payoff Type	Balance	Payoff	Amount	Collected	Waived	Rate	LTV	Term	State

0000000048032106	03/01/2014	Voluntary Prepayment	951,000.00	931,815.62	931,815.62	0.00	0.00	4.12500%	65.72	360	CA

0000000124885083	03/01/2014	Voluntary Prepayment	995,000.00	970,605.38	970,605.38	0.00	0.00	4.15000%	61.23	360	CA

0000000124852471	03/01/2014	Voluntary Prepayment	2,680,000.00	2,597,526.52	2,597,526.52	0.00	0.00	3.80000%	80.00	360	MA

Count: 3		TOTALS:	4,626,000.00	4,499,947.52	4,499,947.52	0.00	0.00	3.942791%	73.03	360

Liquidation / Loss Detail

			Most Recent	Cutoff	Prior Unpaid	Prior Scheduled	Current	Subsequent
		Prior	Next Due	Principal	Principal	Principal	Realized Loss	Loss / (Recovery)	Total Realized	Loss
Loan Number	Loss Type	Loan Status	Date	Balance	Balance	Balance	Amount	Amount	Loss Amount	Severity

No Loans With Losses to Report.

REO Detail

			REO	Original	Unpaid Principal	Scheduled	REO
	Group		Acquisition	Principal	Balance at	Principal	Book
Loan Number	No.	State	Date	Balance	Acquisition	Balance	Value

No REOs to Report.

A-13

Distribution Date:	03/25/2014	Sequoia Mortgage Trust
Determination Date:	03/17/2014
Mortgage Pass-Through Certificates
Series 2013-2

Material Modifications, Extensions, and Waivers Loan Detail: Part 1

				Current	Current
Effective			Scheduled	Scheduled	Actual	Delinquency	Capitalized	Forgiven	Forgiven
Mod. Date	Loan Number	P&I	Balance	Balance	Balance	Status	Amount	Principal	Interest

No Modified Loans to Report.

Material Modifications, Extensions, and Waivers Loan Detail: Part 2

		Interest		Period	Life	Initial Reset	Next	Int Reset	IO	Balloon	Maturity
Loan Number	Loan Type	Rate	Margin	Cap	Cap	Date	Reset Date	Period	Period	Payment	Date

No Modified Loans to Report.

CONTACT INFORMATION	CONTENTS

Depositor	Sequoia Residential Funding, Inc.	Distribution Summary	2
	One Belvedere Place
	Suite 330	Distribution Summary (Factors)	3
	Mill Valley, CA 94941
Trustee	Christiana Trust	Interest Distribution	4

	500 Delaware Avenue
	11th Floor	Principal Distribution	5
	Wilmington, Delaware 19801
Master Servicer	Wells Fargo Bank, N.A.	Reconciliation Detail	6

	9062 Old Annapolis Road	Collateral Summary	7
	Columbia, MD 21045
		Stratification Detail	8

		Delinquency Information	9

		Standard Prepayment and Default Information	11

		Distribution Waterfall Detail	12

		Other Information	13

		Loan Level Detail	14

A-14

Distribution Date:	03/25/2014	Sequoia Mortgage Trust
Determination Date:	03/17/2014
Mortgage Pass-Through Certificates
Series 2013-2

Deal Contact:	Karen Schluter	Citibank, N.A.
	karen.schluter@citi.com	Agency and Trust
	Tel: (212) 816-5827	388 Greenwich Street, 14th Floor
	Fax: (212) 816-5527	New York City, NY 10013

A-15